------------------------------------------------------------------------------

   As filed with the Securities and Exchange Commission on January 9, 2001
                         Registration No. ______________

------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                            PCS EDVENTURES!.COM, INC.
          (Exact name of Small Business Issuer as specified in charter)

      Idaho                       (8299)                       82-0475383
     -------                      ------                     -------------
  (State or Other       (Primary Standard Industrial       (I.R.S. Employer
   Jurisdiction of       Classification Code Number)    Identification Number)
   Incorporation or
   Organization)

                        1655 Fairview Avenue, Suite 100
                              Boise, Idaho 83702
                                (208) 343-3110
            -------------------------------------------------------
         (Address and telephone number of principal executive office)

                                Anthony A. Maher
                         1655 Fairview Avenue, Suite 100
                               Boise, Idaho 83702
                                 (208) 343-3110
            -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 with copies to:

                            A.O. Headman, Jr., Esq.
                           Cohne, Rappaport & Segal
                        525 East 100 South Fifth Floor
                                (801) 532-2666
                          Salt Lake City, Utah 84102

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE
==============================================================================
                                          Proposed     Proposed
                                          Maximum      Maximum
Title of Each               Amount        Offering     Aggregate   Amount of
Class of Securities         Being         Price Per    Offering    Registration
Being Registered            Registered    Unit         Price       Fee
==============================================================================
Common Stock, $.001
Par Value (1)               3,140,056      $ .75       $2,355,042    $ 628.00
Common Stock, $.001 (1)(2)     69,835      $ .01       $      699    $   2.43
Common Stock, $.001 par        22,222      $.675       $   15,000    $   5.17
value (1)(3)
==============================================================================
Total                       3,232,113                  $2,370,741    $ 635.60
==============================================================================


(1) These shares are registered on behalf of selling shareholders and the offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

(2) Represents shares issuable upon the exercise of Class B Warrants issued by the Company having an exercise price of $.01 per share. Also includes such additional shares as may be issuable as a result of the anti-dilution provisions of said warrants.

(3) Represents shares issuable upon the exercise of Class A Warrants issued by the Company having an exercise price of $.675 per share. Also includes such additional shares as may be issuable as a result of the anti-dilution provisions of said warrants.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                            CROSS REFERENCE SHEET

Form SB-2 Item No. and Caption                       Prospectus Caption
-------------------------------                     ---------------------

Item 1. Front of Registration Statement and          Outside Front Cover
        Outside Front Cover Page of Prospectus

Item 2. Inside Front and Outside Back Cover Pages    Inside Front and Outside
        of Prospectus                                Back Cover Pages

Item 3. Summary Information and Risk Factors         Prospectus Summary; Risk
                                                     Factors

Item 4. Use of Proceeds                              Use of Proceeds

Item 5. Determination of Offering Price

Item 6. Dilution                                     Not Applicable

Item 7. Selling Security Holders                     Not Applicable

Item 8. Plan of Distribution                         Outside Front Cover Page;
                                                     Plan of Distribution

Item 9. Legal Proceedings                            Legal Proceedings

Item 10.Directors, Executive Officers, Promoters     Management
        and Control Persons

Item 11.Security Ownership of Certain Beneficial     Principal Stockholders
        Owners and Management

Item 12.Description of Securities                    Outside Front Cover Page;
                                                     Description of Securities

Item 13.Interest of Named Experts and Counsel        Legal Matters; Experts

Item 14.Disclosure of Commission Position on         Description of Securities;
        Indemnification for Securities Act           Plan of Distribution
        Liabilities

Item 15.Organization Within the Last Five Years      Certain Transactions

Item 16.Description of Business                      Business of PCS
                                                     Edventures!.com

Item 17.Management's Discussion and Analysis         Management's Discussion
        or Plan of Operation                         and Analysis

Item 18.Description of Property                      Business - Properties

Item 19.Certain Relationships and                    Certain Transactions
        Transactions                                 Related

Item 20.Market for Common Equity and Related         Price Range of Common
        Stockholder Matters                          Stock and Dividend Policy,
                                                     Description of Securities

Item 21.Executive Compensation                       Management - Executive
                                                     Compensation

Item 22.Financial Statements                         Financial Statements

Item 23.Changes in and Disagreements with            Not Applicable
        Accountants on Accounting
        and Financial Disclosure

                 SUBJECT TO COMPLETION, DATED JANUARY __, 2001

                                  PROSPECTUS

                           PCS EDVENTURES!.COM, INC.

               3,232,113 Shares offered by Selling Shareholders

                               ---------------


      PCS EDVENTURES!.COM., INC., is a development stage company engaged in the development and marketing of technology based educational programs delivered through software programs and through the internet. This prospectus relates to the sale of up to 3,140,056 shares of our common stock, which may be offered for sale from time to time by the selling stockholders listed on pages 34-38. A total of 1,654,588, of these shares were issued in a recently completed private placement. A total of 1,483,468 of these shares are shares that we issued from time to time since May 2000 for cash, services or other consideration. This prospectus also relates to 92,057 shares of common stock, which certain selling stockholders will receive if they exercise common stock purchase warrants ("Warrants") for the purchase of shares of common stock. We are registering the re-sale of the shares of common stock that will be issued upon the exercise of the Warrants.

         This prospectus is filed to comply with our undertaking to register shares of our common stock issued in our recent private placement.

         We have been advised that the selling stockholders intend to sell the shares at various times for their own account in the open market at the then prevailing prices or in individually negotiated transactions at such prices as may be agreed upon. The selling stockholders will bear all expenses with respect to the offering and sale of shares owned by them except the costs associated with this registration of their shares under the Securities Act and the preparation and printing of this prospectus. We will not receive any part of the proceeds from the sale of any of these shares by the selling stockholders. We will receive approximately $15,698 from the exercise of the Warrants if all of the Warrants are exercised for cash.

         This is not an underwritten offering. There is currently no public market for our common stock.


WE URGE YOU TO READ  CAREFULLY THE "RISK  FACTORS"  SECTION  BEGINNING ON PAGE 7
WHERE  WE  DESCRIBE   SPECIFIC  RISKS  ASSOCIATED  WITH  AN  INVESTMENT  IN  PCS
EDVENTURES, AND THESE SECURITIES BEFORE YOU MAKE YOUR INVESTMENT DECISION.

THESE SHARES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THESE ORGANIZATIONS DETERMINED WHETHER THIS PROSPECTUS IS COMPLETE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               ---------------



               THE DATE OF THIS PROSPECTUS IS JANUARY ___, 2001

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO ANY PERSON IN ANY STATE, TERRITORY, OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                              TABLE OF CONTENTS

                                      Page


SUMMARY......................................................................3
FORWARD LOOKING STATEMENTS...................................................5
RISK FACTORS.................................................................7
USE OF PROCEEDS.............................................................12
DILUTION....................................................................13
MARKET FOR COMMON STOCK AND DIVIDEND POLICY.................................13
MANAGEMENT'S DISCUSSION AND ANALYSIS........................................13
BUSINESS OF PCS EDVENTURES!.COM.............................................17
MANAGEMENT..................................................................26
MANAGEMENT COMPENSATION.....................................................28
PRINCIPAL STOCKHOLDERS......................................................29
DESCRIPTION OF SECURITIES...................................................31
PLAN OF DISTRIBUTION........................................................33
SELLING SHAREHOLDERS........................................................34
CERTAIN TRANSACTIONS........................................................38
LEGAL PROCEEDINGS...........................................................38
SHARES ELIGIBLE FOR FUTURE SALE.............................................38
EXPERTS.....................................................................39
LEGAL OPINION...............................................................39
WHERE YOU CAN GET MORE INFORMATION..........................................39
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.........................F-1
CONSOLIDATED FINANCIAL STATEMENTS..........................................F-2

                              PROSPECTUS SUMMARY


THIS IS ONLY A SUMMARY AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE MORE DETAILED INFORMATION CONTAINED LATER IN THIS PROSPECTUS AND ALL OTHER INFORMATION, INCLUDING THE FINANCIAL INFORMATION AND STATEMENTS WITH NOTES, INCLUDED IN THIS PROSPECTUS AS DISCUSSED IN THE "WHERE YOU CAN FIND MORE INFORMATION" SECTION OF THIS PROSPECTUS.

References in this Prospectus to "PCS", "we", "us", and "our" refer to PCS Edventures!.Com, Inc.

Information About Us

      We are a development stage company engaged in the development and marketing of technology based educational programs. We have developed three innovative technology based educational programs for the kindergarten through 12th grade ("K-12") school market and the home market. Separately, and in combination, these three products present a platform for delivering educational services and support, and create a virtual community of learners and parents on the web. It is our intent that as this community grows, it becomes an education portal through which additional PCS programs and services can be deployed. These three technologies are as follows:

o Academy of Engineering. Our Academy of Engineering ("AOE") product is a turnkey site license program designed for use within various K-12 environments. Using the AOE, students develop, design, and produce exciting hands-on projects ranging from catapults to robots. The current AOE product includes three books for the mechanical engineering strand. Future topic strands for expanding the program include structural, electrical and software engineering. Each strand, when completed, includes courseware for over 272 hours of instruction. An AOE site license currently sells for between $15,000 and $19,500 and includes: materials, manipulatives, curriculum, a custom designed storage and organization unit, a digital camera, web- based support by our Edventures!.com product, various electronic assessment tools and two days of teacher training.

o Edventures! Labs is a scaled down model of the AOE site license system intended for those destinations that have space or funding restrictions. It contains the same curriculum, storage cabinets and other material, but has a reduced inventory of Legos and relies on Edventures!.com for delivery of the curriculum. A site license for an Edventures! Lab currently costs $5,000 which includes a 50-student block license for access to Edventures!.com. Additional student access in blocks of 50 cost $1,750 per year for the Edventures! Labs.

o Edventures!.com is an Internet delivered program that provides a safe, secure and exciting learning environment within which students can interact from home and/or school. Edventures!.com includes online curriculum and assessment, filtered communication tools, forums and a variety of additional online services. The program utilizes Internet based resources and services as a stand-alone product and also serves as an extension service to our school-based AOE product. Edventures.com can be viewed on the web at www.edventures.com This program allows students to continue their learning programs from home via the Internet, and to show parents their digital portfolios from our AOE program. The environment
      also  features  over  200  do-at-home   projects  organized  into  a
      sophisticated learning model (Merit System), an animated glossary, monitored chat rooms, live interaction with online instructors,
      personal   email   accounts   for  all   students   and  more.   The
      Edventures!.com at-home curriculum utilizes found materials, LEGO products, software and other resources to teach concepts in physics,
      electricity,    internet,   programming,   art,   architecture   and
      engineering.   Edventures!.com   is   included  in  the  Academy  of
      Engineering site license as an on-line support tool and provides a framework within which students can safely communicate, collaborate, and learn. Edventures!.com is also available as a stand-alone, home based subscription product for $7.95 per month.

      Market Overview. The educational marketplace is significant but is fragmented into various segments ranging from non-profit educational programs to the public school system. We intend to focus our sales and marketing efforts on specific market segments in an integrated strategy that will build brand and name awareness of PCS products in schools, at home and within the larger educational marketplace. Our Academy of Engineering product and our Edventures! Labs product can be applied to a wide range of K-12 educational environments. The on-line Edventures!.com program is currently designed for K-6 students, with a plan to expand that to K-12 over the coming 18 months.

      Our History. We were formed under the laws of the State of Idaho in 1994 under the name of PCS Educational Systems, Inc. In October 1994, we acquired PCS Schools, Inc. ("PCS Schools") as a wholly owned subsidiary. PCS Schools had created an educational enrichment program that was delivered in owner-operated, free standing Learning Centers. This program offered a unique atmosphere conducive to individual styles of learning and a system that utilized computer technology to increase areas of inquiry and application. We subsequently revised our business strategy and divested the Learning Centers started by PCS Schools and began developing technology and web based educational systems utilizing PCS Schools legacy curriculum.

Offices

      We maintain our executive offices at 1655 Fairview Avenue, Suite 100, Boise, Idaho 83702, and our telephone number is (208) 343-3110.

The Offering

      Common stock outstanding             11,901,964 shares

      Common stock offered by the
      Selling Stockholders                 3,232,113 shares

Use of Proceeds         We will not receive any proceeds from the sale of the
                        shares of common stock by the Selling Stockholders.
                        We will only receive proceeds upon the exercise of the Warrants if the Warrants are exercised for cash. Those proceeds, if any, will be used for working capital requirements and other general corporate purposes.
                        See "Use of Proceeds."

Risk Factors            The securities offered hereby involve a high degree of
                        risk. See "Risk Factors."

                         SUMMARY FINANCIAL INFORMATION

                                         For the six months ended       For the fiscal year ended
Statement of Operations                        September 30,                    March 31,
                                      ------------------------------ -------------------------------
Data:                                        2000           1999               2000        1999
                                             ----           ----               ----        ----
      Sales                                149,287        132,533            160,444      285,295
      Cost of Sales                         58,281              0             64,246            0
      Operating expenses                 1,262,728        450,512          1,000,957    1,294,446
      Operating loss                    (1,171,722)      (317,979)          (904,759)  (1,009,151)
      Other income (expenses)              (12,488)       (11,884)           (32,812)     (23,823)
      Loss from continuing
      operations
      before loss from discontinued
      operations                        (1,184,210)      (329,863)          (937,571)  (1,032,974)
      Income (loss) from
      discontinued opera                         0        (92,292)             4,455     (187,707)
      Net loss                          (1,184,210)      (422,155)          (933,116)  (1,220,681)
      Net loss per common
      share
      continuing operations                  (0.13)         (0.05)             (0.14)       (0.23)
      discontinued operations                 0.00          (0.01)              0.00        (0.04)
                                      ------------------------------ -------------------------------
      Basic loss per share                   (0.13)          (.06)             (0.14)       (0.27)
      Shares used in computing
      net loss per                       9,251,827      6,626,085          6,547,462    4,507,444

Balance Sheet Data

      Current assets                      458,248         72,833             84,068       31,489
      Current liabilities                 372,454        578,510            478,245      617,869
      Working capital                      85,794       (505,677)          (394,177)    (586,380)
      Total assets                        515,200        199,495            171,919      195,351
      Long -term debt,
      less current porti                   60,500              0                  0       48,100
      Accumulated deficit             (20,018,798)   (18,283,121)       (18,834,588) (17,901,472)
      Stockholders' equi                   82,246        379,016            306,326      519,685



                          FORWARD LOOKING STATEMENTS

      Some of the statements contained in this prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that may cause actual results to differ from projections include, for example:

o We have an unproven business model and a limited operating history. Because we were incorporated in November 1994 and only launched our network in June 1998, we have a limited operating history from which investors can base an evaluation of our business and prospects. Our revenue and income potential are unproven and our business model is unique, constantly evolving and will continue to evolve. We only recently began generating revenue from subscriptions and to date, we have not generated any material revenue from e-commerce or network services. We have limited insight into trends that may emerge and affect our business.

o We have incurred substantial losses and anticipate continued losses. We incurred net losses of more than $20,000,000 for the period of inception through September 30, 2000. These losses resulted primarily from costs related to developing the PCS network, deploying the PCS network to schools and developing content and features for the PCS network. We have not achieved profitability. We expect to have increasing net losses and negative cash flows for the foreseeable future. The size of these net losses will depend in part, on the rate of growth in our revenues from our sponsors, e-commerce offerings and network services and on the level of our expenses. We intend to increase our operating expenses substantially as we:

     o increase the number of users of our network through the deployment of our labs to schools;

     o increase our network usage through marketing activities and the addition of new features; and

     o increase our general and administrative functions to support our growing operations.

o We rely heavily on our key partners and if they terminate their strategic alliances with us or if the arrangement fails to meet our objectives, we may experience difficulty or delays in installing and maintaining our network and our revenue growth may suffer.

o We are subject to all of those risks set forth in the "Risk Factors section of this Prospectus.

                                 RISK FACTORS

An investment in shares of our common stock involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, before making an investment in the shares offered hereby. This Prospectus contains forward-looking statements. Those statements appear in a number of places herein and include statements regarding the intent, belief or current expectations of PCS primarily with respect to the future operating performance of PCS or related industry developments. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results and industry developments may differ from those described in the forward-looking statements as a result of various factors, many of which are beyond the control of PCS. The information contained herein, including, without limitation, the information set forth below and the information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations," identifies important factors that could cause such differences.

Financial Matters Related Risks

      Early Stage of Development; Limited Operating History. We are at an early stage of market development and must be evaluated in light of the uncertainties and complications present in a development stage company. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays, many of which are beyond our control, frequently encountered with the development of new products and services, the utilization of new technology and the competitive environment in which we plan to operate. No significant revenues have been generated from the sale of any of our educational products and services. The products and services currently under development will require significant additional research and development efforts prior to commercialization. There can be no assurance that our development efforts will be successful or that any commercially successful educational products and services will ultimately be developed by the Company. Even if developed, these products and services may not be successfully introduced and marketed at prices that would permit us to operate profitably. See the "Business of PCS Edventures!.com".

      Operating Losses and Accumulated Deficit; Uncertainty of Future Profitability. We have incurred significant operating losses since our inception. At September 30, 2000, our accumulated deficit was more than $20,000,000. Such losses have resulted principally from expenses incurred in our development programs and to a lesser extent from general and administrative expenses. We expect that losses will fluctuate from quarter to quarter and that such fluctuations may be substantial. There can be no assurance that we will successfully develop, commercialize, manufacture or market our products and services or ever achieve or sustain product and service revenues or profitability. See "Financial Statements". We intend to increase our operating expenses substantially as we:

     o increase the number of users of our network through the deployment of our labs to schools;

     o increase our network usage through marketing activities and the addition of new features;

     o increase our general and administrative functions to support our growing operations.

      As a result, we expect that our operating expenses will increase significantly for the foreseeable future. With increased expenses, we will need to generate significant additional revenues to achieve profitability. Consequently, it is possible that we will never achieve profitability, and even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. If we do not achieve or sustain profitability in the future, then we may be unable to continue our operations. Our auditor's report dated September 25, 2000 on our financial statements for the year ended March 31, 2000 included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern. Although we raised additional capital subsequent to March 31, 2000 from the sale of our common stock in a private placement, we continue to be undercapitalized because of our continued losses from operations.

      We Expect Net Losses to Occur Through at Least 2001. We expect to continue experiencing losses through at least the end of the year 2001. Because we expect to continue to incur significant product development, sales and marketing, and administrative expenses, we will need to generate significant revenues to become profitable and sustain profitability on a quarterly or annual basis. We may not achieve or sustain our revenue or profit goals. To the extent that increases in operating expenses are not matched by increased revenue, our business, operating results and financial condition will be harmed.

      We Will Likely Need Additional Financing in Order to Fully Implement Our Business Plan. To date, we have had insufficient revenues to satisfy our ongoing expenses of operation and we have been funded, primarily by the sale of our securities in private transactions. Due to our history of losses, we cannot assure you that we will ever be profitable. If we do not become profitable or obtain additional financing, we will be unable to continue our current level of operations and fully implement our growth objectives outlined in our business plan. As a result, we cannot assure you we will have adequate capital to implement our business plan and to maintain our current level of operation. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our operations, which could have a negative effect on us and on the value of our common stock.

      We May Not Be Able to Obtain Additional Financing. We currently have no commitments or understandings with any third parties to obtain any additional financing. We cannot assure you that we will be able to obtain any additional financing in the amounts or at the times we may require the financing, or if we do obtain any financing that it would be on acceptable terms. Moreover, our access to additional funds may be limited by: (1) market conditions affecting the business communications industry; and (2) specific factors affecting our attractiveness as a borrower or an investment vehicle including:(a) the potential commercial opportunities and risks associated with implementation of our business plan; (b) the market's perception of our performance and assets; and (c) the actual amount of cash we need to pursue our business strategy.

      Our Methods of Generating Revenues Are New and Largely Untested. The success of our business will depend on our ability to generate revenue. We have only recently begun to generate revenue and because our methods of generating revenue are new and largely untested we may generate lower revenues than we expect. Further, if we are unable to generate multiple new sources of revenue, our future revenue growth will suffer. We initially expect to receive the majority of our revenue from:

      o      ad sharing revenue;

      o      AOE lab sales to schools;

      o      network subscription services.

      From inception through September 30, 2000, we generated approximately 10% of our revenue from subscriptions and site licenses. Although we expect to generate a portion of our future revenue through ad revenue sharing, we have not generated any material ad sharing revenue through September 30, 2000. As a result, our expected primary methods of generating revenue are relatively new to us and largely untested. We expect that revenue from ad sharing will make up a significant amount of our revenue for the foreseeable future, although we may never achieve significant advertising revenue. If Internet and online advertising do not continue to grow, or if subscriptions on the PCS network do not achieve market acceptance, our revenues generated from advertising will be lower than expected, and may be insufficient to support our business model.

      In the future, we expect to generate revenue through network services. For example, we have entered into an agreement with a strategic partner who will use the PCS labs after school hours and, in return, will pay us a portion of its revenue or profits. We anticipate entering into other arrangements similar to this one; however, if we are unable to structure such arrangements, if they develop more slowly than expected, or if our partners are unable or unwilling to make full and effective use of our PCS labs and network, our revenue generated from network services will be lower than expected.

Business Related Risks

      Brand Recognition. Our efforts to develop widespread PCS brand recognition are likely to be expensive and may fail. The development of our PCS brand is important to our future success. If we fail to develop sufficient brand recognition, our ability to attract subscription revenue may be impaired, and our revenue will suffer. Our business and future revenue growth will suffer if we fail to retain and grow our user base, generate frequent and recurring usage by our users, or demonstrate that our users are actually using our service.

      Increasing Customer Base. The success of our business will depend on our ability to add users and demonstrate that our users are using the PCS network on a regular basis. Our ability to grow our user base depends largely on our ability to deploy our network to additional schools and extend our network to home users. If we are unable to rapidly deploy our network to a large number of additional schools, we will not be able to grow our core school user base, and our ability to generate revenue and implement our strategy will be severely limited. Our ability to grow our user base also depends on our success with the development and implementation of programs designed to help schools encourage their students to register. We must also encourage our users to use our service regularly and for long periods of time. PCS has developed programs and features to encourage this type of use of our network; however, these programs could fail, in whole or in part.

      Failure to Manage the Growth of Our Operations Could Harm Our Business and Strain Our Managerial, Operational and Financial Resources. We have rapidly and significantly expanded our operations. We anticipate that further significant expansion will be required to grow our user base if we are to be successful in implementing our business strategy. We may not be able to implement management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would suffer.

      Technological Obsolescence. The industry in which we operate is characterized by rapid technological changes. The recent growth of the Internet and intense competition in our industry exacerbate these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance, features and reliability of our network. There can be no assurance that any of our products and services will not be rendered obsolete as a result of technological developments. New developments are expected to continue at a rapid pace in both industry and academia. There can be no assurance that research and development by others will not render our products and services noncompetitive or obsolete. Many companies with substantially greater resources than we have are engaged in the development of products and services to provide content and solutions and to address issues in education. Commercial availability of such products and services could render our products and services obsolete, and would have a material adverse effect on our business, financial condition and results of operations.

      Competition. Both the education marketplace and the Internet are highly competitive and rapidly evolving fields, and are expected to continue to undergo significant and rapid technological change. Other companies may develop products and services and technologies superior to our products which may result in our products and services becoming less competitive. We are aware of several development stage and established enterprises, which are exploring the fields of online educational products and services or are actively engaged in research and development of products and services targeted at these fields. Many of these companies have substantially greater financial, manufacturing, marketing and technical resources than we have and represent significant long-term competition. To the extent that these companies offer comparable products and services at lower prices, or higher quality and more cost effective, our business could be adversely affected.

      Limited Marketing Experience. We intend to market and sell some of our products and services directly, while relying on the sales and marketing expertise of potential corporate partners for other products and services. We are currently developing a specific and comprehensive sales and marketing plan through our officers and outside consultants. There can be no assurance that we will be able to successfully market and sell our products and services or that we will be able to establish such relationships on acceptable terms, if at all.

      Dependence on Key Personnel. We are highly dependent on the continued services of our management team and development staff and in particular on Anthony A. Maher, our Chairman, President and Chief Executive Officer, and Mr. Robert O. Grover our Executive Vice President and Chief Technology Officer. The loss of the services of any key personnel, particularly senior management, could seriously harm our business. In addition, we believe that our future success will depend in large part on our ability to attract and retain highly skilled development, managerial, marketing and technical personnel. We will face competition for hiring such personnel from other companies, research and academic institutions, government entities and other organizations. We may not be able to attract and retain the necessary personnel to accomplish our business objectives, and we may experience constraints that will adversely affect our ability to deploy the PCS network in a timely fashion or to support our users and operations. We have at times experienced, and continue to experience, difficulty in recruiting qualified personnel. Recruiting qualified personnel is an intensely competitive and time-consuming process. There can be no assurance that we will be successful in hiring or retaining the personnel it requires for operating its business.

      Dependence   on   Collaborative   Relationships.   Our  strategy  for  the
development and commercialization of certain of our products and services includes entering into various collaborations with corporate partners, licensors, licensees and others. There can be no assurance that we will be able to negotiate collaborative arrangements in the future on acceptable terms, if at all, or that such arrangements will be successful.

      Our Network Is New and We May Need to Develop Tools to Attract Subscribers and Partners. It is important to our customers that we accurately measure the user base demographics and subscription delivery on our network. We are currently implementing systems designed to leverage non-personally identifying demographic data about our users, including age, gender, and school location by zip code, in such a way as to permit sponsors to address their intended market segment.

This effort may be complicated by the remote nature of the PCS labs and on-line subscribers in which this information is generated and recorded before being transmitted back to our network operations center. If we fail to implement these systems successfully, we may not be able to accurately evaluate the demographic characteristics of our users. Companies may choose not to sponsor our network or may pay less for subscriptions if they perceive our measurements to be unreliable.

      Seasonal and Cyclical Patterns May Affect Our Revenue and Results of Operations. We believe that in-school sales and e-commerce sales will be lower during the summer, in late December and early January and during other school holiday periods when most users of the PCS network will be on vacation and away from school. In addition, advertising sales in traditional media, such as television and radio, generally are lower in the first and third calendar quarters of each year. If our market makes the transition from an emerging to a more developed market, these traditional seasonal and cyclical patterns may develop in the future. These patterns would exacerbate seasonality to which we are subject by further reducing advertising revenues in the first and third calendar quarter of each year. Seasonal and cyclical patterns in online subscriptions and e-commerce in general may also affect our revenue. Because our operating history is so limited, it is difficult for us to accurately predict these trends and plan accordingly. Since our operating expenses are based on future revenue performance, it is possible that seasonal fluctuations could materially and adversely affect our revenue and results of operations.

Stock Related Risks

      There Is No Market for Our Common Stock. There is no trading market for our common stock and it is not anticipated that a trading market will develop in the foreseeable future. If no market develops, it may be difficult or impossible for you to resell your shares if you should desire to do so. Even if you are able to sell your shares, we cannot assure you that you will be able to resell your shares at the purchase price paid or at any price.

      Because Our Common Stock Price, like That of Many Technology Companies, Is Likely to Be Highly Volatile, If a Market for Our Common Stock Develops, the Market Price of Our Common Stock May Be Lower than You Expected. Even if a market were to develop for our stock, the market price of our common stock is likely to be highly volatile, because the stock market in general, and the market for technology companies in particular, have experienced significant volume and price fluctuations. You may not be able to resell your shares following periods of volatility because of the market's negative reaction to that volatility. The trading prices of many technology companies' stocks have reached historical highs within the last year and have reflected relative valuations substantially above historical levels. However, during the same period, these companies' stocks have also been highly volatile and several companies' stocks have recorded lows well below their historical highs. These factors may significantly and negatively affect the price of our common stock, regardless of our operating performance.

      No Dividends Anticipated to Be Paid. We have never paid any cash dividends on our common stock and we do not anticipate paying cash dividends on our common stock in the future. The future payment of dividends is directly dependent upon our future earnings, capital requirements, financial requirements and other factors to be determined by our Board of Directors. It is anticipated that future earnings, if any, which may be generated from our operations will be used to finance our growth, and that cash dividends will not be paid to our stockholders.

      Potential Adverse Market Impact of Shares Eligible for Sale. We have never had a public market for our common stock. It is our intent to attempt to have a market develop in the future. The registration statement of which this prospectus is a part, registers 3,232,113 of our total shares issued and outstanding. Most of the remaining shares outstanding have been held long enough to allow the owners of such shares to sell their shares under SEC Rule
144. Because substantially all of our outstanding shares our currently available for sale if a market existed, we anticipate that when and if a market develops in the future, many shareholders will desire to liquidate their shares. In such event, we anticipate that our stock price may be hurt by future sales of our shares or the perception that such sales may occur.

      Risks of Penny Stocks. Our common stock may be deemed to be "penny stock" as that term is defined in Reg. Section 240.3a51-1 of the Securities and Exchange Commission. Penny Stocks are stocks (i) with a price of less than five dollars per share (ii) that are not traded on a "recognized" national exchange,
(iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years) or, with average revenues of less than $6,000,000 for the last three years.

      Subject to compliance with applicable listing standards, we plan to attempt to qualify for listing on the OTC Bulletin Board of NASD.

      Section 15(g) of the 1934 Act, as amended, and Reg. Section 240.15 g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosures carefully before purchasing any shares that are deemed to be "penny stock".

      Moreover, Reg. Section 240.15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transaction in penny stocks are suitable for the investor and that the investor has significant knowledge and experience to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from such investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objects. Compliance with these requirements may make it more difficult for investors in our common stock to resell the shares to third parties or to otherwise dispose of them.


                                USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Stockholders pursuant to this Prospectus. If the holders of the Warrants exercise the Warrants, the holders will pay an exercise price to PCS. We estimate that the total proceeds to PCS from the exercise of the Warrants will be $15,698. We will use any proceeds from the exercise of Warrants for working capital and general corporate purposes. We estimate we will spend approximately $65,000 in registering the shares under the prospectus.

                                   DILUTION

      This prospectus is for sales of stock by certain of our shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of shares covered by this prospectus may not bear any rational relationship to net tangible book value per share of PCS


                  MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Market

      Currently, there is no market for our common stock. Subject to compliance with applicable listing standards, we plan to attempt to qualify for listing on the OTC Bulletin Board of NASD.

Holders

      As of December 14, 2000, there were 11,901,964 shares of common stock outstanding and approximately 300 stockholders of record of common stock. The number of stockholders of record does not include an indeterminate number of stockholders whose shares are held by brokers in "street name."

Dividends

      We have not paid any cash dividends since our inception and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES, AND THE OTHER FINANCIAL INFORMATION INCLUDED IN THIS PROSPECTUS. THIS DISCUSSION AND ANALYSIS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF SPECIFIED FACTORS, INCLUDING THOSE SET FORTH IN THE RISK FACTORS SECTION OF THIS PROSPECTUS AND ELSEWHERE IN THIS PROSPECTUS.

      As described  in the  "Business  of  PCS.edventures!.com"  section of this
Prospectus, we are in the business of developing and marketing education technologies and products. As of November 29, 2000, we had deployed AOE labs to approximately 20 schools in six states. Total student enrollment in schools with deployed PCS labs was over 10,000 each of whom has access to a PCS user account. As of September 30, 2000, we had 200 children subscribing to our Edventures!.com.

      In order to achieve our strategic plan, we intend to continue to invest heavily in deploying our marketing, promotion, technology and web site operations. We purchase the LEGO material we install in schools including cameras, storage units and other LEGO and PCS produced material.

      We have incurred net losses of approximately $20,000,000 for the period of inception through September 30, 2000. We expect to incur additional losses for the foreseeable future due to the increased cost of sales and marketing, advertising and promotion, expanded network features and research and development. We expect that the size of these losses will fluctuate from quarter to quarter and that these fluctuations may be substantial. In view of the rapidly evolving nature of our business and our limited operating history, we believe that period-to-period comparisons of our operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

      Our auditor's report dated September 25, 2000 on our financial statements for the year ended March 31, 2000 included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern. Although we raise additional capital subsequent to March 31, 2000 from the sale of our common stock in a private placement, we continue to be undercapitalized because of our continued losses from operations.

Results of Operations

      We have discontinued our previous former operations associated with our education centers and VR Quest product line. As a result, the financial statements attached hereto have been restated to exclude items related to such discontinued operations and product line. Our current business plan is to continue to develop and market our AOE products and our edventures.com web site. Our revenues from these new operations are generated primarily from content subscription fees paid monthly at $7.95 by individuals and from AOE Lab site license sales to schools and Boys & Girls Clubs at $19,950.00 each. It is our plan to generate revenue from ad revenue from our relationship with ZapMe!, Crosswalk.com, HomeSchool Zone, and others. E-commerce revenue currently consists of shared revenue subscribers. Other revenue consists of revenue from the distribution of content and products which are delivered through our network, and from educational services delivered in the PCS labs such as teacher training, and other educational programs offered through a strategic alliance with LEGO Pitsco Dacta Learning Systems. To date, no programs have been offered under this arrangement, and additionally, no material e-commerce or network services have been delivered and no significant revenue has been recognized by PCS.

      Because of our discontinued operations and our recent change of business plan to our current line of business, comparisons in our results of operations may not be as meaningful as it may be in future quarters. Furthermore, we are in a development stage and therefore, anticipate continued fluctuations in revenues and expenses.

Revenues

      Revenues increased 12.6% or $16,754 for the six months ended September 30, 2000 compared to the six month ended September 30, 1999. Revenues decreased 36.6% or $36,057 for the three months ended September 30, 2000 compared to the three months ended September 30, 1999. Revenues decreased during that period when the company was in the process of phasing out of its "discontinued products" and into our new core products.

      Revenues decreased 43.8% or $124,851 for the year ended March 31, 2000 compared to year ended March 31, 1999, again due to a change in the Company's product lines from its old and discontinued products and into our new products.

Cost of Goods Sold

      Cost of good sold consist primarily of the costs associated with purchasing LEGO, digital cameras, storage units and other miscellaneous printed material associated with the sale of site license labs into public and private school classrooms and into Boys & Girls Clubs. Cost of goods varies directly with the number of schools.

      Cost of goods totaled $58,281 for the six months and $37, 107 for the three months ended September 30, 2000. No costs were attributed to costs of good sold for the same periods ended September 30, 1999, because the "discontinued products" carried no cost of goods.

      Cost of goods sold for the year ended March 31, 2000 were $64,246 compared to -0- for the year ended March 31, 1999, because the "discontinued products" carried no associated costs.

Gross Profit

      Gross profit was 61% of total revenue for the six months ended September 30, 2000 and 60% for the three months ended September 30, 2000. For the year ended March 31, 2000 gross profit was 40% of revenue.

General and Administrative

      General and Administrative expenses increased significantly during the last year due primarily to increased personnel and related overhead necessary to support our increased scale of operations, particularly the addition of key executive staff. We expect general and administrative expenses to increase as we expand our management and staff, incur additional costs related to expansion of our operations and incur the additional costs associated with being a publicly reporting company. Sales and marketing expenses also increased significantly due primarily to compensation associated with the increased number of sales and marketing personnel and related overhead, and increased travel costs associated with our direct selling efforts. We expect selling and marketing expenses to increase in absolute dollars in future periods as we hire additional personnel, promote our home client, and develop incentive programs to increase in-school and at-home usage of the PCS products.

      General and administrative costs for the year ended March 31, 2000 were $945,894 compared to $1,269,135 for the year ended March 31, 1999.

      General and administrative costs for the six months and three months ended September 30, 2000 were $1,156,978 and $568,783 compared to $379,762 and
$263,927 for the six months ended three months ended September 30, 1999.

      Research and Development Expenses, were $68,850 and $37,132 for the six months and three months ended September 30, 2000 compared to $33,850 and $18,963 for the six months and three months ended September 30, 1999. Research and development expenses increased to approximately $150,000 for the twelve months ended March 31, 2000, from approximately $100,000 for the twelve months ended March 31, 1999. The increase in research and development was due primarily to increased payroll and consulting fees as we continue to develop our database and software capabilities. We believe that continued investment in research and development will contribute to attaining our strategic objectives and, as a result, expect research and development expenses to increase in future periods.

Net Loss

      Our net loss from continuing operations for the six months and three months ended September 30, 2000 was $1,184,210 and $605,418 respective compared to $329,863 and $210,275 for the six months and three months ended September 30, 1999.

      Our net loss from continuing operations for the year ended March 31, 2000 was $937,571 compared to $1,220,681 for the year ended March 31, 1999.

Liquidity and Capital Resources.

      We are currently unable to finance our operations from operating activities and historically have relied on loans and private placements of common stock to fund our operations. At September 30, 2000 we had total assets of $515,200 of which $422,076 was cash. At March 31, 2000, we had total assets of $171,919 of which $78,125 was cash. Our total liabilities at September 30, 2000 were $432,954 compared to $478,245 at March 31, 2000. Our stockholders' equity at September 30, 2000 was $82,246 compared to a deficit in stockholders' equity at March 31, 2000.

      Cash provided by financing activities was approximately $648,832 for the twelve months ended March 31, 2000, and $574,205 for the twelve months ended March 31,1999. In each period, the cash provided by financing activities resulted primarily from the issuance of capital stock. Cash provided by financing activities was $1,083,765 for the six months ended September 30, 2000 compared to $360,872 for the six months ended September 30, 1999.

      We have sustained losses of $933,116 and $1,220,681 for the years ended March 31, 2000, and 1999, respectively. In addition, operating activities have used cash of $595,943 and $629,096 for the years ended March 31, 2000, and 1999, respectively. We have sustained losses of $1,184,210 and $329,863 for the six months ended September 30, 2000, and 1999, respectively. In addition, operating activities have used cash of $733,813 and $359,783 for the six months ended September 30, 2000, and 1999, respectively.

      Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing, and ultimately to attain profitable operations. Management plans include obtaining additional equity financing and our management believes that profitability and cash flows from our operations will improve and will provide the necessary capital to fund operations due to the continued success of existing products and the introduction of new products. There is no assurance, however, that these efforts will result in profitable operations or in our Company's ability to meet obligations when due.

      Our working capital requirements and other capital requirements for the foreseeable future will be primarily funded through the issuance of equity securities until we are able to meet our working capital needs with positive cash flows provided from operations; after this point, we will likely increase expenditures so as to accelerate our revenue and profitability growth. We believe that proceeds from subsequent issuance of equity securities will enable us to establish profitable operations and positive cash flows from operations. However, there is no assurance that profitable operations or positive cash flows from our operations will ever be realized.

      There can be no assurance that we will be able to raise sufficient capital necessary to allow us to continue with our operations on our current scale. If additional funds are raised through the issuance of equity securities, the percentage of our shares owned by existing stockholders will be reduced, stockholders may experience additional dilution.


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



Inflation

        We  do  not  expect  the  impact  of  inflation  on   operations  to  be
significant.

Year 2000 - Y2K ISSUES

        We had developed plans to address the possible exposures related to the impact on our computer systems for the Year 2000. Since entering the Year 2000, we have not experienced any major disruptions to our business, nor are we aware of any significant Year 2000 related disruptions impacting our customers and suppliers. Furthermore, we did not experience any material impact on business at calendar year end. We will continue to monitor our critical systems over the next several months but do not anticipate any significant impacts due to Year 2000 exposures from our internal systems as well as from the activities of our suppliers and customers.

Forward-looking Statements.

      When used in this SB-2 and in other filings by e-automate with the Securities and Exchange Commission ("SEC"), in our press releases or in other public or stockholder communications or oral statements made with the approval of any of our authorized executive officers, the words or phrases "would be," "will allow," "intends to," "believes," "plans," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our beliefs and the assumptions we made using information currently available to us. We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, are based on certain assumptions and expectations which may or may not be valid or actually occur, and which involve risks of product demand, market acceptance, economic conditions, competitive products and pricing, difficulties in product development, commercialization, and technology, and other risks. In addition, sales and other revenues may not commence and/or continue as anticipated due to delays or otherwise. As a result, our actual results for future periods could differ materially from those anticipated or projected.

      We do not intend to update the forward looking statements contained in this report, except as may occur as part of our ongoing periodic reports filed with the Securities and Exchange Commission.


                        BUSINESS OF PCS EDVENTURES!.COM

General


      We are a development stage company engaged in the business of developing and marketing educational related technologies and programs directed to the kindergarten through 12th grade market. Our products and technologies are targeted to both the classroom and home market. Our products and technologies are delivered to the classroom through an inventory of hardware, software, books, video camera and internet access. Our technologies and products are delivered to the home user through internet access to our subscription based website. Our products and technologies allow students ages 7-18 to explore the basic foundations of mechanical engineering, structures in architecture, and math and science.

     We have developed three innovative technology based educational programs. Our "Academy of Engineering" product and our "Edventures! Labs" products are site-license installations for

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classrooms  and  learning  programs.   Our  "Edventures!.com"   product  is  our
comprehensive internet delivered educational experience that supports our Academy of Engineering and our Edventures! Labs site licenses products and also serves as a stand-alone home usage program. Our Evdentures!.com program is delivered to the home user over the internet on a monthly subscription basis. Separately, and in combination, these three products present a platform for delivering educational services and support to classroom, learning center and home users, and create a virtual community of learners and parents on the web. It is our business strategy that as this online community grows, it will become an education portal through which additional PCS programs and services can be marketed and delivered.

      We have only commenced marketing efforts for our current products and technologies during the last year. We are attempting to expand distribution and marketing arrangements channels. To date, we have sold only a limited number of products related to our current product line.

Background

      PCS was incorporated in 1994 in the State of Idaho. In October 1994, we acquired PCS Schools, Inc. ("PCS Schools") as a wholly owned subsidiary. PCS Schools had created an educational enrichment program that was delivered in owner-operated, free standing Learning Centers. This program offered a unique atmosphere highly conducive to individual styles of learning and a system that utilized computer technology to increase areas of inquiry and application. Subsequently, we changed our business plan and business strategy and in connection with this change, we divested the Learning Centers started by PCS Schools and focused our efforts on creating web based educational systems utilizing and improving PCS Schools legacy curriculum.

PCS Products

      We have now developed and are currently marketing three innovative technology based educational programs for the kindergarten through 12th grade ("K-12") school market, learning center market and home market. Separately, and in combination, these three products present a platform for delivering educational services and support, and create a virtual community of learners and parents on the web. It is our intent that as this community grows, it becomes an education portal through which additional PCS programs and services can be deployed. The three technologies and products that we are currently marketing, are as follows:

o Academy of Engineering. Our Academy of Engineering ("AOE") product is a turnkey site license program designed for use within various K-12 environments. Using the AOE, students develop, design, and produce exciting hands-on projects ranging from catapults to robots in response to engaging challenges in a variety of topics. The current AOE product includes three books for a mechanical engineering strand. Future topic strands for expanding the program include structural, electrical and software engineering. Each strand, when completed, includes courseware for over 272 hours of instruction. The AOE program includes a variety of LEGOS products which are used as a mechanical engineering learning aid. An AOE site license currently sells for between $15,000 and $19,500 and includes materials, LEGOS and other manipulatives, and curriculum, a custom designed storage and organization unit, a digital camera, web-based support by our Edventures!.com

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



     product and various electronic assessment tools, and two days of teacher training. We have sold 20 AOE licenses as of the date of this Prospectus.

o Edventures! Labs is a scaled down model of the AOE site license system intended for those destinations that have space or funding restrictions. It contains the same curriculum, storage cabinets and other material, but has a reduced inventory of Legos and relies on Edventures!.com for delivery of the curriculum. A site license for an Edventures! Lab currently costs $5,000 which includes a 50-student block license for access to Edventures!.com. Additional student access in blocks of 50 cost $1,750 per year for the Edventures! Labs. We have sold two Edventures!.Labs licenses as of the date of this Prospectus.

o Edventures!.com is an internet delivered program that provides a safe, secure and exciting learning environment for students to interact within from home and from school. Edventures!.com includes online curriculum and assessment, filtered communication tools, forums and a variety of additional online services. The program utilizes Internet based resources and services as a stand-alone product and also serves as an extension service to our school-based AOE product. Edventures.com can be viewed on the web at edventures.com This program allow students to continue their learning programs from home via the Internet, and to show parents their digital portfolios from our AOE program. The environment also features over 200 do-at-home projects organized into a sophisticated learning model (Merit System), an animated glossary, monitored chat rooms, live interaction with online instructors, personal email accounts for all students and more. The Edventures!.com at-home curriculum utilizes found materials, LEGO products, software and other resources to teach concepts in Physics, Electricity, Internet, Programming, Art, Architecture and Engineering. Edventures!.com is included in the Academy of Engineering site license as an on-line support tool and provides a framework within which students can safely communicate, collaborate, and learn. Edventures!.com is also available as a stand-alone, home based subscription product for $7.95 per month. We currently have 200 stand-alone users of Edventures!.com and approximately 10,000 users related to our AOE and Edventures!Labs programs.

      The AOE and Edventures! Labs have three main delivery models, which makes these products suitable for use in various learning environments:

o School Resource Center. The AOE and Edventures! Labs are currently being deployed as a school-wide resource center that allows K-12 teachers to integrate hands-on project based learning activities into their daily curriculum. As a resource center, these mobile Labs are rolled from classroom to classroom throughout the course of a typical school week, being used by the entire school. Examples of how the program is used include: (1) a platform for gifted and talented programs; (2) to enhance and extend a science curriculum; (3) to enhance and extend mathematics activities; (4) to serve as a foundation for an after-school program; (5) as a vo-tech or technology education program; (6) and to serve as a "special ed" resource. This model makes the program an ideal resource for schools around the country that are seeking innovative and organized methods for integrating technology and hands-on learning in the classroom.

o Pre-Engineering Course. The Academy of Engineering and Edventures! Labs provide a comprehensive engineering curriculum designed around the hands-on LEGO manipulatives. This curriculum allows the program to serve as the foundation

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



     for pre-engineering courses suitable for students in Jr./Sr. High. The hands-on applications of technology, design and production techniques, and the integration of the Internet based services, makes it a highly attractive total classroom solution.

o After School Program. The Academy of Engineering and Edventures! Lab programs were originally designed in an after-school environment and are ideal to meet the expanding need for educational solutions for school-based programs, Boys & Girls Clubs, YMCA, Community Learning Centers and similar organizations. When used in this format, these programs become a hub for educational activities out of the engineering curriculum, or from the online Edventures! program. The complete support, assessment and curriculum components provide a turnkey system for offering a flexible, effective educational offering.

      We believe that educations programs of our type are not currently available from any other source and present a unique opportunity for sales and marketing to specific segments of the education industry. We intend to attempt to achieve significant penetration of the K-12 and other extended learning markets with the Academy of Engineering and Edventures! Lab products through strategic alliances with existing educational based companies such as Pitsco LEGO Dacta, EDAcom Technoligia and ZapMe! We believe that PCS education programs deliver a unique, proven learning experience that:

o provides students with exciting and relevant activities that brings curriculum to life;

o    develops essential critical thinking and problem-solving skills;

o    prepares students for real-world career demands; and

o    builds a strong foundation in technical literacy.


Market Overview

      The educational market is a significant market in the United States but is fragmented into various segments ranging from non-profit educational programs to the public school system. We focus our sales and marketing efforts on specific market segments in an integrated strategy that is intended to build brand name awareness of our PCS products in schools, at home, and within the larger educational marketplace.

      We believe that a major shift of focus is taking place in education in our public and private schools as educators and parents seek to maximize educational experiences for children based upon advances in technology. We believe that this shift necessitates sweeping changes in how schools are operated, programs are taught, technology is integrated, students are assessed and classrooms are managed. Over the past few years, the emergence of a for-profit education industry has begun to evolve in response to parents' and society's demand for more and better alternatives in education. Parents are giving their children's schools low grades for teaching performance and at the same time there is an increase in public support for school choice. In the recent presidential political campaign, the issue of education, including the public funding of private school vouchers, was a significant issue. These factors are driving the growth of private and charter school alternatives.

      Capitalizing on this atmosphere, private education based companies specializing in after-school, tutoring and special skills programs various educational companies are marketing programs, technologies and products catering to teachers, students and parents. Parents support alternative education programs and enrichment activities and actively seek them out for their children, as well

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



as exert more and more pressure on public schools to improve their performance. We believe that with this change and unrest taking place within the education industry, enormous opportunities are emerging for companies who understand the problems and promise of technology and new educational methodologies. It is our business strategy to, through our technologies and experience, develop and market technology enhanced learning programs to address this education demand.

      The Growth of the Extended Learning Market. Recent high-profile federal programs indicate a growing opportunity within the extended learning market which encompasses before, after and summer school programs on the campus of public schools, or operated through the venue of organizations like the Boys & Girls Clubs of America. A recently posted web site, "www.afterschool.gov," summarizes many of the federal funding sources now available for this growing market segment. One significant driving force in this movement is the proven impact after-school programs have for decreasing juvenile crime. Part of the funding of the Boys & Girls Clubs of America is provided by the Department of Justice. Other indicators in this market include the federal government's 21st Century Community Learning Center program which has a budget of approximately $1.2 billion for the budget year 2001.

PCS Designated Markets

Academy of Engineering and Edventures! Lab: Markets

      We have identified as our initial primary market for the Academy of Engineering traditional public and private schools and the after-school programs that are growing quickly across the United States. Widespread financial support for implementing school-based after-school programs is driving the growth of public school programs in this segment. To illustrate this growing trend, $100 million was allocated in 1998 by the DOE for public school-based afterschool programs. This number grew to $200 million 1999 and to an estimated $600 million in 2000. In addition, the growth of programs such as those offered by the Boys & Girls Clubs of America are further proof of the market need for this product. The US Department of Justice allocated a $40 million grant to the Boys & Girls Clubs of America in 1999 for the purpose of expanding and enhancing their programs. As a niche market, after school programs, on and off the campus of public schools (the Extended Learning Market) represent a potential market for PCS products.

      K-12 Market in International and US. We have entered into a sales agency agreement and product alliance relationship with Pitsco LEGO Dacta, a Pittsburg, Kansas based educational company that holds the non- exclusive distribution rights to LEGO Dacta product sales in the United States. Pitsco, established in 1966, has established a market presence and reputation in the school market place and now markets its own line of modular school labs as well as hundreds of other hands-on type products. The Academy of Engineering product complements the Pitsco existing product line. We are attempting to enter into a similar agreement with LEGO EDAcom Technologia based in Brazil and Portugal, for distribution of our AOE product in those countries. We are also working towards alliances with LEGO counterparts in India, Hong Kong, Belgium and Germany.

      K-12 Schools in the State of Idaho. The K-12 school market in Idaho is unique marketing opportunity for PCS due to the funding of school purchases of our products by the J.A. & Kathryn Albertson Foundation which is currently funding a statewide technology initiative. PCS is a pre-approved vendor for this initiative and is driving a direct sales effort in Idaho to establish a strong reference network of AOE sites using the program. We anticipate that this network of reference sites will serve as a strong source of market feedback for continually improving the product, and is already serving as an excellent source of testimonials from teachers and administrators using the program. We have sold site licenses for 12 AOE centers in the State of Idaho.


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      Boys & Girls Clubs. We are currently  continuing our efforts to distribute our AOE products into the Boys and Girls Clubs. We installed an Academy of Engineering in the Ada County Boys & Girls Club in Garden City, Idaho . Funding for the program was secured from a local foundation (The Idaho Community Foundation). We have also installed an AOE at the Rainier Vista Boys & Girls Club in Seattle, sponsored by the Microsoft Corporate Gifting Group. We are using these sites as reference sites and we are currently attempting to contact Boys and Girls Clubs nationwide. To date, clubs have evidenced a strong interest in the program due to an organization-wide mandate to implement educational programs like the AOE. The funding cycle access to funds for these programs are a significant factor in our ability to market the AOE to Boys and Girls Clubs.

      Extended Learning Market. In addition to the Boys & Girls Clubs of America, additional non-school-based programs are increasing through such institutions as the YMCA, Community Learning Centers, and other sites such as Science Museums. PCS is currently working to establish reference sites in each of these markets and will follow a strategy similar to the one it is pursuing with the Boys & Girls Clubs of America. Progress to date in these market segments include a site license program currently being deployed at the Oregon Museum of Science and Industry in Portland (OMSI); a site license program to the Boise Downtown YMCA which is seeking funding through grant sources and a site license program to the Vista Neighborhood Community Center in Boise, also currently seeking funding.

Edventures!.com. Markets

      Edventures!.com is designed to provide a full-featured educational extension via the Internet to all students participating in PCS programs such as the Academy of Engineering. However, for families and students who do not have access to the AOE program through a local site license, the program is available on a subscription basis for $7.95 per month. PCS describes the primary market for the current Edventures!.com product as families with children ages six to 13 who have a strong interest in education. Further, this market can be divided into homeschool families and traditional families.

      Traditional Families. There are an estimated 46 million students currently attending K-12 schools across the U.S. The prime motivator for many of these students initially attracted to Edventures! is the attachment to the LEGO name and the integration of the LEGO based curriculum online. LEGO enjoys a large brand name recognition across the country, and is a significant brand and product to be identified with. We are attempting to market our products so as to take advantage of the Lego name recognition.

      The K-12 Partner Program. We have recently developed a marketing program known as the "K-12 Partners Program". This program is a fund raiser model in which participating schools promote the Edventures!.com product through send-home materials, newsletter promotions and PCS demonstrations to groups such as PTA/PTO's. Utilizing a database driven tracking process, PCS logs all families enrolled through a partner program and shares back a portion of the subscription revenue to the school at the end of the school year.

     The PCS - ZapMe! Alliance Program. In addition to the K-12 Partner program, PCS has entered into a strategic alliance with ZapMe! (www.zapme.net), a San Ramon, CA, based company that is delivering complete computer lab and satellite connectivity solutions to Middle-Senior High schools free in exchange for permission to promote their partner programs and online teen- community. PCS has been chosen to be a content partner in which ZapMe! promotes Edventures!.com in exchange for revenue sharing and the providing of certain amounts of free PCS content for their ZapMe! Netspace. PCS is expanding the Edventures!.com product to provide

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



additional content and services to appeal to the older ZapMe! students with a focus on technical and engineering education.

      ZapMe! will also be promoting the PCS name and the Academy of Engineering program in the schools in which it is present. ZapMe! has over 8,000 US schools currently signed up for its programs. PCS expects this alliance to build PCSEdventures!.com, and Academy of Engineering name recognition through quarterly take-home CD distributions, display through the ZapMe! Netspace and other ZapMe! promotions done through e-mail and other venues.

      Crosswalk.com and Homeschool Families. PCS is in the final stage of creating an alliance with Crosswalk.com similar to the ZapMe arrangement, which will give Edventures!.com exposure to all of Crosswalks HomeSchool subscribers. In addition to the more traditional families, research and current use of the program indicates that Edventures!.com is an ideal product for the growing homeschool market, and provides an excellent segue between students in traditional and non-traditional environments.

      Other Alliances. PCS is also currently in various stages of creating revenue sharing strategic alliances with such firms as the PowerSchool, Co-Nect, HomeSchool Zone, Voyager, SmarterKids, ChildU, Children's Technology Group and several others. PowerSchool, Co-Nect and HomeSchool Zone are in the final agreement review stage. In addition, the Company is currently in discussions with corporate Radio Shack and corporate Target Stores for the purpose of distributing an Edventures.com cd through those retailers at the point of sale cash registers. PCS is also currently considering the creation of a "private label" cd for both of these large retailers and a decision is expected to be reached during the 4th Quarter. The Radio Shack discussions also involve a new package which would include a LEGO kit and the Company is in discussions with LEGO USA to create this new retail pack.

      Edventures!.com has been approved for state level funding for homeschool students in the states of California and Alaska. PCS is currently developing a promotional effort that will take advantage of this funding availability to promote the Edventures! program to the thousands of homeschool families in these states. In addition, Pitsco has been developing a sales channel into the homeschool market for several years now that can serve as a conduit for the Edventures!.com product.

Marketing  and Other Agreements

      Direct Sales Force. Currently, we have a direct sales force consisting four employees and thirty-two independent agents. This direct sales force markets are products and programs in a variety of methods to various users, providers and others.

      Lego Dacta and Pitsco Agreement. We have entered into a Marketing Agreement with Lego Dacta and Pitsco, LLC ("Pitsco") for the sale of our "The Academy of Engineering product. Pitsco is an educational company that holds the non-exclusive distribution rights to LEGO Dacta product sales in the United States. Pitsco, established in 1966, has established significant market presence and reputation in the school market place and now markets its own line of modular school labs as well as hundreds of other hands-on type products. We believe that the existing sales and marketing force of Pitsco, will greatly increase the opportunity for introduction of our "The Academy of Engineering" product across the country. As of the date of this Prospectus, Pitsco has sold four units of our The Academy of Engineering product.



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      Burge  Agreement.  We have entered into an agreement with Cathy Burge,  an independent contractor, on a non-exclusive basis, develop business relationships between PCS and potential customers and vendors and to seek out suitable acquisitions. Ms. Burge is paid a weekly fee of $1,250 for her services which has included locating and negotiating the acquisition of Senior Driver, a company that offers the senior market a driving improvement course delivered over the web.

Research and Development.

      We are actively working to expand our product line and to expand the educational programs and topics offered in our existing products. Currently, we have five persons working on developing new products and topics.

Intellectual Property Protection; Licensing and Proprietary Rights

      We seek to protect our technology, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. Generally, we enter into confidentiality and non-disclosure agreements with our employees and with key vendors and suppliers. Currently we use the following trade names: "PCS" (TM)"; "Academy of Learning"; "business"; and "Edventures". We intend to evaluate continually the appropriateness of seeking registration of additional product names and trademarks as they evolve.

      At the present time, we have not applied for any patents, nor do we have any patents pending. We anticipate that our products will not be the type for which patent protection will be sought. However, we may file for patent protection on certain aspects of our proprietary technology in the future.

      Our present or future products may be found to infringe upon the intellectual property rights of others. If our products were found to infringe on intellectual property rights of others, our development and sale of such products could be severely restricted or prohibited. In such eventuality we would be required to obtain licenses to utilize such patents or proprietary rights of others, for which acceptable terms may be unavailable. If we were not able to obtain such licenses, the development or sale of products requiring such licenses could be materially and adversely affected. In addition, we could incur substantial costs in defending against challenges to our patents or infringement claims made by third parties or in enforcing any patents we may obtain.

Competition

      Both the education marketplace and the Internet are highly competitive and rapidly evolving fields, and are expected to continue to undergo significant and rapid technological change. Other companies may develop products and services and technologies superior to our products which may result in our products and services becoming less competitive. We are aware of several development stage and established enterprises, including major telecommunications and computer software and technology companies, which are exploring the fields of online educational products and services or are actively engaged in research and development of products and services targeted at these fields. Many of these companies have substantially greater financial, manufacturing, marketing and technical resources than we have and represent significant long-term competition. To the extent that these companies offer comparable products and services at lower prices, or higher quality and more cost effective, our business could be adversely affected.

      Edventures!.com competes with Junior Net, Apollo, Zif Davis, MultiActive Education and Disney Daily Blast as subscription models ranging from $5.95 per month to $9.95 per month. However, none have the combination of program depth, interactivity, assessment of student project progress, portfolio building, monitored chat and safe communication environments that are standard features on Edventures!.com at $7.95 per month.

      Cisco Systems sells a product called Networking Academy which is a Vo-Tech IT engineering program. Autodesk is partnered with a program called Project Lead the Way that is a Cad/Engineering product as well. Other competitors include Graphics Academy and the Academy of Multi-Media, as well as educational manipulative distributors such as Fisher-Technic, Lasy and K'Nex.

      We believe that the hands-on project based learning market is growing both in terms of users and companies offering products and services in this field. Additional competitors of PCS include, but are not limited to, Aero Racers, AK Peters, DEPCO, Inc., General Robotics, Lab Volt Systems, Paxton-Patterson, OWI, Inc., Valiant Technology and Voyager. All of these firms offer some form of hands-on technical curriculum, some including deliverables, to the K-12 market.

Potential Competitive Advantages

      We believe that we potentially have certain competitive advantages which we will attempt to maximize in developing and effecting our business strategy. These potential advantages include the following:

      o High barriers exist to entry. PCS' educational programs are unique and sophisticated. PCS educational programs are innovative, unique and based on ten years of experience and product development. Barriers to entry for competitive products that are time tested are extremely high. Early and significant market penetration will guarantee a "first and best" name recognition for the types of educational services that PCS will deliver.

      o Utilize the Internet as a delivery and support mechanism for the programs. By leveraging our extensive expertise in Internet technology, PCS achieves the following significant advantages: (1) a high level of program control; (2) the building of a significant data model regarding program usage; and (3) a direct channel to enrolled students who access the program at home. Each of these advantages provides tangible long-term benefits to the Company.

      o Expand program offerings and distribute them via established program licensees. After implementing and proving a successful program model, PCS will utilize its established network of licensees to distribute additional programs designed to integrate seamlessly into the already deployed sites. This creates a long-term growth strategy that includes new and residual sales to an ever-growing list of existing licensees on an annual basis.

      o Proliferate licensing of PCS programs by continuing to expand other educational market segments. PCS recognizes that the public schools and community organizations offering educational programs are the best choice for rapid expansion and capturing market share and visibility. Additional market segments will be attacked individually as PCS demonstrates program viability, market by market. By taking a long term strategic approach to market penetration, and maintaining a policy of solid strategic alliances for distribution, each PCS educational program will be an asset that will continue to generate growth and sales.

Employees

      We employ approximately 20 full-time employees of which four are in sales, 12 are in design and project management, one in accounting and three are in administration and clerical. We will hire part-time and additional full-time employees on an "as-needed" basis. None of our employees are represented by a labor union. We believe that our relationship with our employees is good.

Facilities

      The Company leases its principal executive offices, at 1655 Fairview Avenue Suite #100, Boise, Idaho 83702. These offices consist of approximately 6,000 square feet of Class B office space. Rent obligations are $5,500/month in year one; $6,000/month in year two and an option to renew for one additional year (year 3) for $6,500 per month. This lease commenced on March 1, 2000 and expires on February 28, 2002, unless extended by PCS.

                                  MANAGEMENT


      The following table sets forth the name, address, age and position of each officer and director of the Company:


   Name                    Age          Position
-------------------------------------------------------------------------------
Anthony A. Maher           52           Chairman of the Board, President, and
                                        Chief Executive Officer

Robert O. Grover           38           Executive Vice President

H. Kent Christensen        42           Vice President, Sales & Marketing

Richard F. Schmidt         39           Chief Financial Officer

Donald J. Farley           50           Secretary, Director

Roy M. Svee                74           Treasurer, Director

Cecil D. Andrus            73           Director


      Background information concerning the Company's officers and directors is as follows:

      Anthony A. Maher, Chairman, President & CEO. Anthony A. Maher was recruited to PCS at its inception as Chairman of the Board, President and Chief Executive Officer and structured the purchase of PCS Schools. Since then, Mr. Maher has overseen the development of the curriculum from four core areas to over 60; the development of its distance developer database; and the creation of its web based publishing expertise. From 1982 to 1989 he was founder and Chairman of the Board of National Manufacturing Company, Inc. and its subsidiary, National Medical Industries, Inc. From 1979 to 1982, Mr. Maher was Executive Vice President for Littletree Inns, a hotel company based in Boise, Idaho with properties throughout the Northwest. Mr. Maher graduated from Boise State University in 1970 with a Bachelor of Arts degree in Political Science.

     Robert O. Grover. Robert O. Grover joined PCS at its inception and became Executive Vice President in May 1996. Mr. Grover's current focus is on the development of PCS distance education applications including the web-based support and delivery systems that are integral to Edventures!.com, Edventures Labs, and the Academy of Engineering. In 1992, he developed the PCS Merit System that has become the foundation of the Edventures!.com learning systems online. Mr. Grover graduated from Boise State University in 1987 with a Bachelor of Arts degree in English.

      H. Kent Christensen. Mr. Christensen joined PCS in September 1999. From 1998 to1999, he was employed by Franklin Covey where he was responsible for sales of organizational skills and time management programs to the K-12 market in Idaho and Montana. From 1995 to 1998, he was employed in the insurance industry first by Sedgwick James and later by First Security Insurance. From 1980 to 1995, Mr. Christensen owned and operated a national plumbing franchise in Western Idaho and Eastern Oregon.

      Richard F. Schmidt. Rick Schmidt has been employed as the Chief Financial Officer of PCS since September 2000. Since 1998, Mr. Schmidt has been the CFO of Cybertel Communications Corporation, a publicly held, San Diego-based, integrated telecommunications provider from 1998 to 2000. Prior to his employment at Cybertel, Mr. Schmidt, worked from 1994 to 1998 first as Chief Financial Officer of Iseki, Inc., and later as Senior Vice President. Mr.
Schmidt served as manager and multinational tax and business consultant for Coopers & Lybrand where he worked from 1987 to 1994. He is a 1984 graduate of Gonzaga University with a B.B.A. in Accounting and is a Certified Public Accountant.

     Donald J. Farley. Mr. Farley is a director and the Secretary of the Company and has acted as the Company's legal counsel since 1994. Mr. Farley is a founding partner of the law firm of Hall, Farley, Oberrecht & Blanton, P.A. His legal practice emphasizes litigation and representation of closely held businesses. He has been in private practice since 1975, after serving a two year judicial clerkship with former United States District Judge J. Blaine Anderson. Mr. Farley is admitted to practice before all state and federal courts in Idaho and has also been admitted to practice before the United States Supreme Court. He is a member of the American Bar Association, the International Association of Defense Counsel, Defense Research Institute, the Idaho State Bar Association and the Association of Trial lawyers of America. Mr. Farley graduated from the University of Idaho in 1970 with a Bachelor of Arts degree in Economics and from the University of Idaho College of Law in 1973.

      Roy M. Svee . Mr. Svee is, and has been since 1996, a director and the Treasurer of the Company. Mr. Svee has served with distinction throughout his business career on the Board of Directors of such organizations as Southgate Bank; First National Bank; Colonial Savings; Eastern Heights Bank; TFC Bank and its parent; Hansen Engine and Hansen Air Systems, Inc.; Genius Technologies and JF Goodhouse, Inc., all in Minnesota and Michigan. During his working career, he served as Regional Manager of Montgomery Ward and after that as Senior Vice President- Strategic Planning for Target Stores. He retired from JB Goodhouse, Inc. as President & CEO in 1991. Mr. Svee has a Bachelor of Business Administration degree from the University of Minnesota and served as a pilot in the Navy Air Corps.

      Cecil D. Andrus. Former Idaho State Governor Andrus joined the PCS Board of Directors in November 1995. Following his retirement from public service in January 1995, Governor Andrus founded and now directs the Andrus Center for Public Policy at Boise State University. Governor Andrus is the first person in the history of Idaho to be elected Governor four different times (1970, 1974, 1986 and 1990). When he retired from public office, he was the senior governor in the United

States in length of service. Mr. Andrus resigned as governor in 1977 to become the Secretary of the Interior in the Carter Administration, the first Idahoan to serve in a Presidential Cabinet. Governor Andrus is also a director of Albertsons, KeyCorp and The Gallatin Group.


                            MANAGEMENT COMPENSATION

      The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the last three years to the Company's Chief Executive Officer and to the Company's most highly compensated executive officers other than the CEO, whose annual salary and bonus exceeded $100,000:


                          SUMMARY COMPENSATION TABLE

                                  Long Term Compensation

                        Annual Compensation                Awards          Payouts
                       --------------------------------------------------------------------------------
(a)           (b)        (c)       (d)     (e)         (f)        (g)        (h))        (i)

                                          Other                                         All
Name and      Year                        Annual     Restrict    Options/    LTIP       Other
Principal    Ended       ($)       ($)    Compen-    Stock       SAR's       Payouts    Compensation
Position      3/31     Salary(1)  Bonus   sation($)  Awards($)    (#)         ($)        ($)
-------------------------------------------------------------------------------------------------------
Anthony       2000     $120,000    -0-      -0-      $125,000    $ -0-       $ -0-      $  -0-
Maher (1)     1999     $100,000    -0-      -0-        -0-         -0-         -0-         -0-
President     1998     $ 84,000    -0-      -0-        -0-         -0-         -0-         -0-
-------------------------------------------------------------------------------------------------------


      (1) Mr. Maher was the only executive officer of PCS whose cash compensation exceeded $100,000 during the last three fiscal years. On December 17, 1999, Mr. Maher was issued 300,000 shares of PCS' common stock for services rendered. On December 20, 1999, Mr. Maher was issued 200,000 shares of PCS' common stock for services rendered. On October 16, 2000, Mr. Maher was issued 500,000 shares of PCS' common stock for services rendered.

Options Grants in Last Fiscal Year

      There were no grants of stock options made during the fiscal year ended March 31, 2000 to our executive officers. PCS did grant options to officer, directors, employees and others after March 31, 2000. These options are described below on Page 29.

Stock Options Held at End of Fiscal 2000

      No stock options or stock appreciation rights were owned by PCS' officers and directors at March 31, 2000, the end of our last fiscal year.

Compensation of Directors

      PCS does not currently compensate its directors for director services to PCS. We anticipate that more formal compensation arrangements with our directors will be finalized within the next fiscal year.

Employment Agreements

      We have no written employment agreements with our management. Currently, we are paying our officers the following annual salaries: Anthony A. Maher - $120,000; Robert O. Grover - $84,000; H. Kent Christensen - $50,000; and Richard
F. Schmidt - $24,000 (part time). We anticipate that more formal compensation arrangements with our management will be finalized during the second quarter of this year. The Company also provides medical and dental insurance for its officers and other employees.

Stock Option Plans and Other Incentive Compensation Plans

      PCS has not adopted any formal option plans or other incentive compensation plans as of the date of this Prospectus. We anticipate that our Board of Directors will, in the near future, adopt incentive compensation plans to provide reward and incentives to employees, directors and agents of PCS. PCS has granted the following options to officers, directors, employees and consultants:

                               Number      Date of    Exercise    Expiration
      Option Holder            Shares       Grant     Price         Date
     --------------------------------------------------------------------------
      Anthony M. Maher         200,000     04/20/00   $.75        04/20/03
      Roy M. Svee              200,000     04/20/00   $.75        04/20/03
      Donald Farley            200,000     04/20/00   $.75        04/20/03
      Robert O. Grover         200,000     10/01/00   $.75        10/01/03
      Christy Vaughn            75,000     09/01/00   $.75        09/01/03
      David Chase               50,000     09/01/00   $.75        09/01/03
      Lee Parish                50,000     02/05/00   $.75        02/05/03
      Richard Wright            50,000     09/01/00   $.75        09/01/03
      Laura Holsie              45,000     06/01/00   $.75        06/01/03
      Anita Ashcraft-Drake      25,000     09/01/00   $.75        09/01/03


                            PRINCIPAL STOCKHOLDERS

      The following table sets forth information concerning the beneficial ownership of PCS common stock as of December 14, 2000, by each director and executive officer, all directors and officers as a group, and each person known to PCS to beneficially own 5% or more of its outstanding common stock.

      Name and Address                                              Percentage
      of Beneficial Owner                  Shares Owned(1)             Owned
-------------------------------------------------------------------------------

      Anthony A. Maher                       1,324,000(3)             10.94%
      1655 Fairview Avenue, Suite 100,
      Boise, Idaho 83702

      Robert O. Grover                         515,000(4)              4.26%
      1655 Fairview Avenue, Suite 100,
      Boise, Idaho 83702

      H. Kent Christensen                       76,667                   (2)
      1655 Fairview Avenue, Suite 100,
      Boise, Idaho 83702

      Richard F. Schmidt                        50,000                  (2)
      1655 Fairview Avenue, Suite 100,
      Boise, Idaho 83702

      Roy M. Svee
      1655 Fairview Avenue, Suite 100,         800,000(5)             6.61%
      Boise, Idaho 83702

      Donald J. Farley                         919,000(6)             7.59%
      1655 Fairview Avenue, Suite 100,
      Boise, Idaho 83702

      Cecil D. Andrus                          123,333                  (2)
      1655 Fairview Avenue, Suite 100,
      Boise, Idaho 83702

      Thomas E.  Zemlicka                      687,000                5.77%
      4863 Lakemont Court
      Boise, Idaho 83703

      All officers and Directors as a group  3,808,000               29.98%
      (7 persons)

      (1) Based upon 11,901,964 shares of common stock issued and outstanding as of December 14, 2000, calculated in accordance with Rule 13d-3 promulgated under the Exchange Act. It also includes shares owned by (i) a spouse, minor children or by relatives sharing the same home, (ii) entities owned or controlled by the named person and (iii) other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person.

      (2) Less than one percent.

      (3) These shares include (i) 1,100,000 shares owned of record by Mr. Maher, (ii) 9,500 shares which are beneficially owned by a family limited liability named Sullivan Maher for which Mr. Maher acts as a manager (iii) 10,000 shares owned by the Nick Maher foundation of which Mr. Maher is a trustee, (iv) 4,500 shares owned by E.L. Sullivan which are voted by Mr. Maher pursuant to an irrevocable proxy and (v) 200,000 shares which may be issued upon the exercise of currently exercisable stock options. These options are exercisable at $.75 per share and are exercisable through April 2003.

      (4) These shares include (i) 315,000 shares owned of record by Mr. Grover and (ii) 200,000 shares which may be issued upon the exercise of currently exercisable stock options. These options are exercisable at $.75 per share and are exercisable through October 2003.

      (5) These shares include (i) 600,000 shares owned of record by Mr. Svee and (ii) 200,000 shares which may be issued upon the exercise of currently exercisable stock options. These options are exercisable at $.75 per share and are exercisable through April 2003.

      (6) These shares include (i) 719,000 shares owned of record by Mr. Farley and (ii) 200,000 shares which may be issued upon the exercise of currently exercisable stock options. These options are exercisable at $.75 per share and are exercisable through April 2003.

                           DESCRIPTION OF SECURITIES

Common Stock

      We are authorized to issue up to 50,000,000 shares of common stock, no par value, of which 11,901,964 shares were issued and outstanding as of December 14, 2000. All outstanding shares of our common stock are fully paid and nonassessable and the shares of our common stock offered by this prospectus will be, upon issuance, fully paid and nonassessable. The following is a summary of the material rights and privileges of our common stock.

Voting Rights

      Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, including the election of directors. The holders of more than 50% of the voting power of our common stock issued and outstanding and entitled to vote and present in person or by proxy, constitute a quorum at all meetings of our shareholders. The vote of the holders of a majority of our common stock present and entitled to vote at a meeting, together with any preferred stock present and entitled to vote at a meeting, will decide any question brought before the meeting, except when Idaho law, our Articles of Incorporation, or our bylaws require a greater vote. Holders of our common stock do not have cumulative voting rights for the election of directors.

Dividends

      Holders of our common stock are entitled to dividends when, as and if declared by the Board of Directors out of funds available for distribution. The payment of any dividends may be limited or prohibited by loan agreement provisions or priority dividends for preferred stock that may be outstanding.

Preemptive Rights

      The holders of our common stock have no preemptive rights to subscribe for any additional shares of any class of our capital stock or for any issue of bonds, notes or other securities convertible into any class of our capital stock.

Liquidation

      If we liquidate or dissolve, the holders of each outstanding share of our common stock will be entitled to share equally in our assets legally available for distribution to our shareholders.

Warrants

      PCS has issued Series B Common Stock Purchase warrants. The total number of shares of common stock which may be issued upon the exercise of the Series B Warrants is 69,835. The Series B Warrants are exercisable at $.01 per share. The Series B Warrants expire in July 2003. The Series B Warrants may be exercised upon surrender of the certificate(s) thereof on or prior to the expiration or the redemption date at the offices of PCS with the subscription form on the reverse side of the certificate(s) completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to our order) of the full exercise price for the number of Series B Warrants being exercised.

     PCS has issued Series A Common Stock Purchase warrants. The total number of shares of common stock which may be issued upon the exercise of the Series A Warrants is 22,222. The Series A Warrants are exercisable at $..675 per share. The Series A Warrants expire in July 2003. The Series A Warrants may be exercised upon surrender of the certificate(s) thereof on or prior to the expiration or the redemption date at the offices of PCS with the subscription form on the reverse side of the certificate(s) completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to our order) of the full exercise price for the number of Series B Warrants being exercised.

      The Warrant Certificate provides that the Series B and Series A Warrantholders may exercise by paying for the underlying shares of Common Stock in cash or by means of a cashless exercise, whereby, if applicable, the requisite number of shares of Common Stock to be issued on such exercise would be reduced as if they had been sold and the excess proceeds applied to cover the exercise price of the remaining shares of Common Stock.

      The Series B and Series A Warrant Certificates contains provisions that protect the holders thereof against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events including issuances of Common Stock (or options or securities convertible, exchangeable or exercisable into Common Stock) at less than market value, stock dividends, stock splits, mergers, sale of substantially all our assets, and for other extraordinary events; provided, however, that no such adjustment shall be made upon, among other things (i) the issuance or exercise of options or other securities under employee benefit plans (ii) the sale or exercise of outstanding Series B and Series A Warrants.

      The holder of Series B or Series A Warrants will not possess any right as one of our shareholders unless or until the holder exercises their Warrants. We have reserved shares of our common stock in the event the holder of the Series B Warrants elects to exercise the same and thereby to purchase Common Stock.

Transfer  Agent

      Our   transfer   agent  is   Interwest   Transfer   Company,   1981   East
Murray-Holladay Road, Salt Lake City, UT 84117, telephone (801)272-9294.

Indemnification

     PCS has not entered into any written indemnification agreements with its officers, directors or employees. However, PCS's bylaws provide for indemnification in certain situations. Article V of PCS's bylaws reads as follows:

      To the fullest extent permitted by law, this corporation shall indemnify any person and to advance expenses incurred or to be incurred by such person in defending a civil, criminal, administrative or investigative action, suit or proceeding threatened or commenced by reason of the fact said person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Any such indemnification or advancement of expenses shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Any indemnification or advancement of expenses so granted or paid by the corporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

                             PLAN OF DISTRIBUTION

      The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares.

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales;

o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

      The Selling Stockholders may also sell shares under Rule 144 promulgated under the Securities Act, if available, rather than under this Prospectus. The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

       The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Selling Stockholders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act. The Selling Stockholders and other persons participating in the distribution of the shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the Securities Exchange Act of 1934 in connection with the sales of the shares


                             SELLING SHAREHOLDERS

      The following table details the name of each selling stockholder, the number of shares owned by the selling stockholder, and the number of shares that may be offered for resale under this prospectus. Because each selling stockholder may offer all, some or none of the shares it holds, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders. Except as indicated, none of the selling stockholders has had a significant relationship with us within the past three years, other than as a result of the ownership of our shares or other securities. Unless otherwise indicated, the selling stockholders have sole voting and investment power with their respective shares.


                                  Number of Common
                                 Shares Beneficially          Common Shares
Name of Selling Stockholder    Owned Prior to Offering      Offered Hereby (1)
----------------------------  ----------------------------- -------------------

Gayle Anderson, Trustee                     37,037                37,037
Scott and Michelle LaBear                   22,222                22,222
Joseph R. Smith, IRA                       100,000               100,000
Equity Advisors International               50,000                50,000
James R. Chapman                            97,778                97,778
Technology Literacy Group, Inc.             74,075                74,075
James R. Gaul                               74,074                74,074
Stewart I.  Perim                           21,111                21,111
Peter S.  Richards                          37,500                37,500
Trent G.  Rencher                          100,000               100,000
John E. Richards                            37,500                37,500
David and Jama Fox                          37,037                37,037
Loretta I. Cook                              1,000                 1,000
Douglas W.  Miller                           8,000                 8,000
Mark E. Stutzman                             1,000                 1,000
Thomas M. Tice                               1,000                 1,000
Symbion, Ltd.                                9,000                 9,000
Equity Advisors International                6,666                 6,666
International Capital Group Ltd.            50,000                50,000
Douglas W.  Miller                           7,000                 7,000
Dan Sevier                                   1,000                 1,000
Allan J. Kupczak                            66,667                66,667
Ryan Canning                                 8,000                 8,000

Whitlow Family Trust, Gene R.
  and Sara A.  Whitlow, Trustees            12,000                12,000
Robert F. and Betty C. Mitchell             53,333                53,333
Kevin Denison                               12,000                12,000
Mark E. Urness                              33,333                33,333
Dwayne J.  Denison                          13,000                13,000
Evan Hathaway                               72,000                72,000
Reed J.  Bowen, Jr.                         72,000                72,000
Kirk J. Moser                               23,267                23,267
International Capital Group Ltd.             5,000                 5,000
Joseph R. Smith, IRA                        50,000                50,000
Jerry H. Canning                             8,000                 8,000
Andrew Aeling fbo - First Trust Corp         6,667                 6,667
Thoms K. and Liesbeth L. Benedict           12,000                12,000
Mark S. Boland                              12,000                12,000
Charles L. Bradley                          16,000                16,000
Thomas S. Brower                             4,000                 4,000
Trevor Brown, Inc. Pension Plan             12,000                12,000
Trevor Brown, Inc. Pension Plan              6,667                 6,667
John C. Bult Trust                           6,000                 6,000
Judy Conger Calder                           2,000                 2,000
Coghlan Family Corporation,
  John R. Coghlan, President                30,000                30,000
Coogan Family Ltd. Partnership,
John S. Coogan, Jr., General Partner        12,000                12,000
Carl S.  Derwig                             10,000                10,000
John Duda                                   50,000                50,000
Daniel T. Gluch                              8,400                 8,400
Thomas R. and Anita L. Gluch                 4,000                 4,000
Greeley Orthodonitic Ctr.  Prof. Sh         12,000                12,000
Walter Hinckfoot, Jr.  Living Trust         14,000                14,000
Walter Hinckfoot, Jr.  Living Trust         10,000                10,000
Donald Ingalls, Ttee                         6,667                 6,667
Jensen Orthodontic Ctr. Prof. Share         15,000                15,000
Jeffrey E. and Miriam M.  Joyce             12,000                12,000
Kimball Family Trust                        60,000                60,000
Geoffrey Kopecky                            12,000                12,000
Armand LaSorsa fbo-First Trust Corp.         8,000                 8,000
Leon and Elba Manfredi                       6,000                 6,000
Mechling Family Trust                       12,000                12,000
John Montfort                               26,667                26,667
Norman R. Morris Living Trust               10,000                10,000
Robert G. Niederkorn Irrevocable Trust      20,000                20,000
Diana Nichols                               13,333                13,333
Clifford Nichols fbo-Frist Trust Co.        16,000                16,000
Dennis R. Shinn and Karen Brilland          12,000                12,000
Henry Stuit and Nellie M.  Stuit
  Revocable Trust                           12,000                12,000
Diane Stump                                  6,000                 6,000
Mike Vander Plaats fbo-First Trust Co.       4,000                 4,000
Robert Wegner fbo - First Trust Co.         16,000                16,000
Michael H. Yokoyama and Jaye S. Venturi     12,000                12,000

Douglas W. Miller                            4,948                 4,948
Dan Sevier                                   1,057                 1,057
Tom Donovan                                  4,000                 4,000
Thomas E. Thompson                           2,316                 2,316
Symbion, Ltd.                                5,133                 5,133
Loretta I. Cook                                500                   500
Thomas M. Tice                                 567                   567
Ryan Cravens                                   942                   942
James Boston                                   537                   537
John G. Ariko, Jr.  Revocable Living Trust  20,000                20,000
Richard K.  Ball and Polly L. Ball,
  Co-Trustees of Ball Family Trust           6,000                 6,000
Marcella D. Barnhorst, Trustee of the
 Marcella D. Barnhorst Trust                12,000                12,000
Barr Asset Family Ltd. Partnership           3,000                 3,000
Ron C. Berg                                  2,000                 2,000
Alan and Leslie Berlinberg, Trustees
   of the Berlinberg Family Trust            6,667                 6,667
Jeffrey T. Canning                           4,000                 4,000
Joseph L. Draskovich fbo-First Trust Corp.  10,000                10,000
Robert L. and Connie T. Dye                 12,000                12,000
Robert D. and Rita Y. Ervin, Co-Trustees
 of Ervin Living Trust                      12,000                12,000
David R. and Alice M. Evers                 16,000                16,000
Todd Gluch                                   1,334                 1,334
Josie Gluch                                  1,334                 1,334
Tyra Gluch                                   1,334                 1,334
D. Hall Investments, LLC                     8,000                 8,000
Ronald and Valerie Halverson,
  Co-Trustees                               35,000                35,000
Frederick Z. Herr                           30,000                30,000
Robert E. Hinman                             3,000                 3,000
Vance L. Kalcic                              8,000                 8,000
Charles Kovaleski fbo-First Trust Corp.     10,000                10,000
Chuck Leal                                   7,000                 7,000
Steven Levy                                  8,000                 8,000
R.C. Luker, Construction Defined Benefit    12,000                12,000
Leon and Elba Manfredi                       4,000                 4,000
Mechling Family Trust                        4,000                 4,000
Richard T. Press fbo-First Trust Corp.      13,096                13,096
Ratliff Investments                         10,000                10,000
Karen G. Reardon                             5,000                 5,000
Robert E. Rigert                             5,000                 5,000
Hazen A. and Joseph Sandwick Revocable
  Living Trust                              12,000                12,000
Annette, Sullivan and Mark Simons            4,000                 4,000
Stephen G. Smith                            10,000                10,000
Swiss American, Inc.                        67,000                67,000
Thomas E. Thompson                          43,333                43,333
Bruce Unsworth fbo-First Trust Corp.        12,000                12,000
John R. Ureel                               12,000                12,000

Jerome T. Usalis fbo-First Trust Cor        33,392                33,392
Mike Vander Plaats fbo-First Trust Co.       2,667                 2,667
Robert and Sally Veazey                      4,000                 4,000
Johnny Warren                                4,000                 4,000
Gary R. Weber, Trustee of Gary R.
  Weber Trust                                6,000                 6,000
Steve Womack                                10,000                10,000
Daniel Andrzejek fbo-FirstTrust Corp.        5,334                 5,334
Don M.  Barnes                               6,000                 6,000
Trace G.  Barnes                             6,000                 6,000
Brian Dusseault fbo-First Trust Corp         3,600                 3,600
Ralph M. and Rita J. Eisenmann, Trustees
   of Eisenmann Trust                        4,000                 4,000
George R. Jarkesy, Jr.                       6,700                 6,700
Armand LaSorsa fbo-First Trust Corp.         8,000                 8,000
Fred L. Prevost                             20,000                20,000
Allen Reuben, M.D., P.A.                     6,000                 6,000
Dan Sevier                                   4,000                 4,000
Ilene Canning                                4,000                 4,000
Nathan Pugmire                              20,000                20,000
Richard F. Schmidt                          50,000                50,000
James Ritter                                12,000                12,000
Ritter Family Trust                          8,000                 8,000
Loretta I. Cook                             10,000                10,000
Steve Cook                                     505                   505
Ryan Cravens                                 6,089                 6,089
Lois C.  Hull                                1,405                 1,405
Nerese S. Crayton                            1,405                 1,405
Randy P.  Masciarelli                          703                   703
Douglas W. Miller                           29,869                29,869
Mark Miller                                  3,000                 3,000
Dan Sevier                                  35,670                35,670
Frank S. Mascari                               500                   500
Richard D. Simpson                           2,810                 2,810
Eric M. Tice                                   400                   400
Lauren M. Tice                                 400                   400
Thomas M. Tice                              10,019                10,019
Symbion, Ltd.                               56,670                56,670
Thomas E. Thompson                          16,653                16,653
Debbie A. Tice                                 703                   703
Tammy Deboe                                    703                   703
Mary DeMarco                                   703                   703
George R. Jarkesy, Jr.                     100,000               100,000
Nathan and Kristen Pugmire                  37,037                37,037
Russell B. Geyser                          175,000               175,000
Cliff Papik                                 10,000                10,000
Elaine Montemarano                          10,000                10,000
Jeff Block                                   5,000                 5,000
Art Beroff                                 100,000               100,000
Art Beroff, Custodian for David Beroff,
 Uniform Gift to Minor                      12,500                12,500
Art Beroff, Custodian for Ilana Beroff,

 Uniform Gift to Minor                      12,500                12,500
Frank S. Mascari                             6,448                 6,448
James Boston                                 3,015                 3,015
George R. Jarkesy, Jr.                       8,291                 8,291
International Capital Group Ltd.             7,200                 7,200
Brent Fox                                   22,222 (2)            22,222
Darlene Zuniga                               2,810 (2)             2,810
Equity Advisors International               60,000 (2)            60,000
Mark E. Stutzman                             7,025 (2)             7,025


      (1) The Selling Stockholders may, but are not required to, sell shares in connection with this offering.

      (2) These shares are issuable upon the exercise of outstanding warrants,


                             CERTAIN TRANSACTIONS

Reverse Split

      In December 1999, the Board of Directors and the shareholders of the Company voted to complete a 5:1 reverse split of the then outstanding shares of the Company's common stock of 38,000,000 shares to 7,600,000 shares.

Name Change

      In December 1999, the shareholders of PCS Education Systems, Inc. resolved to change the name of the corporation to "PCS Edventures!.com, Inc".

Management Transactions

      During the last three years, we have from time to time granted stock options and issued shares of our common stock to officers and directors. These transactions are described elsewhere in this prospectus.

      Members of management have, from time to time made loans to PCS. Currently, we owe approximately $13,000 to Anthony Maher, the President of the Company.


                               LEGAL PROCEEDINGS

      We are not a party to any material legal proceedings.


                       SHARES ELIGIBLE FOR FUTURE SALE

      As of the date of this Prospectus, we have 11,901,964 shares of common stock issued and outstanding. Approximately 11,000,000 of these shares of common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock. Sales of substantial amounts of the common stock in the public market may hurt the stock's market price.

      In general, under Rule 144, if a period of at least one year has elapsed since the later of the date the "restricted securities" were acquired from us or the date they were acquired from an Affiliate (as that term is defined in Rule
144), then the holder of such restricted securities is entitled to sell a number of shares of common stock equal to 1% of the issued and outstanding shares of common stock (approximately 14,000,000 shares immediately after this offering) or the average weekly reported volume of trading of the common stock on The Nasdaq SmallCap Market during the four calendar weeks preceding such sale. The holder may only sell such shares through unsolicited brokers' transactions or directly to market makers. Sales under Rule 144 are also subject to certain requirements pertaining to the manner of such sales, notices of such sales and the availability of current public information about us. Affiliates may sell shares not constituting restricted shares in accordance with the foregoing volume limitations and other requirements but without regard to the one-year holding period.

      Under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted shares were acquired from us or the date they were acquired from an Affiliate, as applicable, a holder of such restricted shares who is not an Affiliate at the time of the sale and has not been an Affiliate for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described below. We cannot make any predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the common stock in the public market, or the perception that such sales may occur, could adversely affect prevailing market prices.

                                    EXPERTS

      Our financial statements and schedule included in this prospectus and in the registration statement have been audited by HJ & Associates, LLC, CPA's, independent certified public accountants, to the extent and for the periods detailed in their reports, which contain an explanatory paragraph regarding our ability to continue as a going concern, and which appear in this prospectus and in the registration statement, and are included in reliance upon those reports given as a result of the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINION

      Cohne, Rappaport & Segal, attorneys at law, 525 East 100 South, Fifth Floor, Salt Lake City, UT, 84102, is giving an opinion regarding the validity of the offered shares. Certain legal matters in connection with this Proxy Statement/Prospectus will be passed upon for us by Leonard W.
Burningham, Esq., Salt Lake City, UT.


                     WHERE YOU CAN FIND MORE INFORMATION

      This prospectus forms part of a Registration Statement on Form SB-2 that we filed with the SEC under the Securities Act with respect to the shares and contains all the information which we believe is significant to you in considering whether to make an investment in our common stock. We refer you to the Registration Statement for further information about us, our common stock and this offering, including the full texts of exhibits, some of which have been summarized in this prospectus. At your request, we will provide you, without charge, a copy of any exhibits to the Registration Statement incorporated by reference in this prospectus.

     If you want more information, write or call us at: 1655 Fairview Avenue, Suite 100, Boise, Idaho 83702, and our telephone number is (208) 343-3110. Attn:
Anthony Maher.

      Upon the effectiveness of the Registration Statement of which this prospectus forms a part, we will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and will file reports and other information with the SEC as required under the Exchange Act. Such reports and other information filed by the Hugo are available for inspection and copying at the public reference facilities of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20459, and at the SEC's Regional Offices located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, that file electronically with the SEC.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                         Consolidated Balance Sheets


                                    ASSETS

                                                   September 30,   March 31,
                                                       2000          2000
                                                   ------------  ------------
                                                   (Unaudited)

CURRENT ASSETS

  Cash                                             $    422,076  $     78,125
  Inventory                                                 525           525
  Accounts receivable                                    33,604         1,318
  Note receivable                                           500         4,100
  Prepaid expenses                                        1,543        -
                                                   ------------  ------------

   Total Current Assets                                 458,248        84,068
                                                   ------------  ------------

FIXED ASSETS (NET) (Note 3)                              49,952        80,851
                                                   ------------  ------------

OTHER ASSETS

  Deposits                                                7,000         7,000
                                                   ------------  ------------

   Total Other Assets                                     7,000         7,000
                                                   ------------  ------------

   TOTAL ASSETS                                    $    515,200  $    171,919
                                                   ============  ============

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                   Consolidated Balance Sheets (Continued)


                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                     September 30,   March 31,
                                                         2000          2000
                                                     ------------  ------------
                                                     (Unaudited)
CURRENT LIABILITIES

  Accounts payable                                 $    137,809  $    200,882
  Notes payable - related parties (Note 5)               29,116        39,116
  Notes payable (Note 6)                                 42,174        78,734
  Bank overdraft                                         42,904        50,252
  Wages payable                                          23,478        11,079
  Payroll taxes payable                                  50,196        39,423
  Accrued interest                                        3,681         8,657
  Accrued contingencies (Note 7)                         43,096        50,102
                                                   ------------  ------------

   Total Current Liabilities                            372,454       478,245
                                                   ------------  ------------

LONG-TERM DEBT

  Notes payable (Note 6)                                 60,500        -
                                                   ------------  ------------

   Total Long-Term Debt                                  60,500        -
                                                   ------------  ------------

   Total Liabilities                                    432,954       478,245
                                                   ------------  ------------

STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock, no par value, authorized 50,000,000 shares;
   11,901,964 and 8,247,714 shares issued and outstanding,
   respectively                                      20,126,044    18,528,262
  Subscription receivable                               (25,000)       -
  Accumulated deficit                               (20,018,798)  (18,834,588)
                                                   ------------  ------------

   Total Stockholders' Equity (Deficit)                  82,246      (306,326)
                                                   ------------  ------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
    (DEFICIT)                                      $    515,200  $    171,919
                                                   ============  ============

                               PCS EDVENTURES!.COM, INC.
                        (Formerly PCS Education Systems, Inc.)
                             (A Development Stage Company)
                         Consolidated Statements of Operations
                                      (Unaudited)


                                                                                          From
                                                                                          Inception of
                                                                                          Development
                                                                                          Stage on
                                            For the                For the                April 1, 2000
                                       Six Months Ended        Three Months Ended         Through
                                         September 30,           September 30,            September 30,
                                      2000        1999          2000        1999          2000
                                --------------------------------------------------------------------------
REVENUE                            $ 149,287    $ 132,533     $ 62,353     $ 98,410       $ 149,287

COST OF GOODS SOLD                    58,281        -           37,107         -             58,281
                                --------------------------------------------------------------------------

GROSS PROFIT                          91,006      132,533       25,246       98,410          91,006
                                --------------------------------------------------------------------------

OPERATING INCOME AND EXPENSES

  Research and development costs      68,850      33,850        37,132       18,963         68,850
  Amortization and depreciation
     expense                          36,900      36,900        18,450       18,504         36,900
  General and administrative       1,156,978     379,762       568,783      263,927      1,156,978
                                --------------------------------------------------------------------------

   Total Operating Expenses        1,262,728     450,512       624,365      301,394      1,262,728
                                --------------------------------------------------------------------------

OPERATING LOSS                    (1,171,722)   (317,979)     (599,119)    (202,984)    (1,171,722)
                                --------------------------------------------------------------------------

OTHER INCOME AND EXPENSES

  Interest expense                   (12,907)    (12,037)       (6,718)      (7,444)       (12,907)
  Interest income                        409         153           409          153            409
  Other income                            10           -            10            -             10
                                --------------------------------------------------------------------------

   Total Other Income and Expenses   (12,488)    (11,884)       (6,299)      (7,291)       (12,488)
                                --------------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS
 BEFORE LOSS FROM DISCONTINUED
 OPERATIONS                       (1,184,210)   (329,863)     (605,418)    (210,275)    (1,184,210)
                                --------------------------------------------------------------------------

LOSS FROM DISCONTINUED
 OPERATIONS (Note 9)                    -        (92,292)         -         (73,754)          -
                                --------------------------------------------------------------------------

NET LOSS                         $(1,184,210) $ (422,155)    $(605,418)   $(284,029)  $(1,184,210)
                                ===================================================================

BASIC LOSS PER SHARE (Note 1)

  Loss from continuing operations $   (0.13)  $    (0.05)   $   (0.06)  $    (0.03)
  Loss from discontinued operations    0.00        (0.01)        0.00        (0.01)
                                   ----------  ----------   ----------  -----------

   Basic Loss Per Share           $   (0.13)  $    (0.06)   $   (0.06)  $    (0.04)
                                   ========== ===========   ==========  ===========

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                9,251,827    6,626,085   10,176,640    6,269,333
                                  ===========  ===========  =========== ===========

                                PCS EDVENTURES!.COM, INC.
                         (Formerly PCS Education Systems, Inc.)
                              (A Development Stage Company)
                     Consolidated Statements of Stockholders' Equity

                                         Common Shares             Subscription   Accumulated
                                    Shares         Amount            Receivable    Deficit
                              -----------------------------------------------------------------
Balance, March 31, 1998           4,468,802  $ 16,584,362            $    -      $(16,680,791)

Stock issued for cash at
 $1.28 per share                    305,620       391,450                 -           -

Stock issued for services at
 $2.50 per share                    136,390       340,975                 -           -

Stock issued for conversion of
 debt at $2.50 per share             26,000        65,000                 -           -

Net loss for the year ended
 March 31, 1999                        -             -                    -        (1,220,681)
                              -----------------------------------------------------------------

Balance, March 31, 1999           4,936,812    17,381,787                 -       (17,901,472)

Stock issued for cash at
 $0.35 per share                  2,014,518       707,375                 -           -

Stock issued for conversion
 of debt at $0.43 per share         551,778       236,500                 -           -

Stock issued for services at
 $0.25 per share                    746,628       186,656                 -           -

Contribution of interest to capital     -          16,449                 -           -

Fractional shares                    (2,022)         (505)                -           -

Net loss for the year ended
 March 31, 2000                         -             -                   -         (933,116)
                              -----------------------------------------------------------------

Balance, March 31, 2000           8,247,714   $ 18,528,262            $   -     $(18,834,588)
                              -----------------------------------------------------------------


                                PCS EDVENTURES!.COM, INC.
                         (Formerly PCS Education Systems, Inc.)
                              (A Development Stage Company)
               Consolidated Statements of Stockholders' Equity (Continued)

                                             Common Shares             Subscription   Accumulated
                                         Shares         Amount          Receivable      Deficit
                                     --------------------------------------------------------------
Balance, March 31, 2000                8,247,714    $ 18,528,262       $     -       $(18,834,588)

April 20, 2000, common stock
 issued for services at $0.25 per
 share (unaudited)                       100,000          25,000             -             -

June 7, 2000, common stock
 issued for services at $0.25 per
 share (unaudited)                        26,666          6,667              -             -

September 15, 2000, common
 stock issued for cash at $0.01
 per share (unaudited)                   272,996          2,730              -             -

September 15, 2000, warrants
 issued below market value
 (Note 10) (unaudited)                      -            65,519              -             -

September 22, 2000, common
 stock issued for services at
 $0.25 per share (unaudited)             100,000         25,000          (25,000)          -

September 22, 2000, common
 stock issued to board members
 for services at $0.25 per share
 (unaudited)                           1,500,000        375,000              -             -

June 20, 2000 through
 September 29, 2000, common
 stock issued for cash at $0.75
 per share (unaudited)                 1,654,588      1,240,941              -             -

Stock offering costs (unaudited)            -          (143,075)             -             -

Net loss for the six months ended
 September 30, 2000 (unaudited)             -             -                  -        (1,184,210)
                                     --------------------------------------------------------------

Balance, September 30, 2000
 (unaudited)                          11,901,964   $ 20,126,044      $   (25,000)   $(20,018,798)
                                     ==============================================================


                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                    Consolidated Statements of Cash Flows
                                 (Unaudited)


                                                                                          From
                                                                                          Inception of
                                                                                          Development
                                                                                          Stage on
                                                                        For the           April 1, 2000
                                                                    Six Months Ended      Through
                                                                      September 30,       September 30,
                                                                  2000          1999      2000
                                                              ------------  ------------ ---------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Loss from operations                                        $ (1,184,210)  $ (422,155)   $ (1,184,210)
  Adjustments to reconcile net (loss) to net cash used by
   operating activities:
   Depreciation and amortization                                    36,900       36,900          36,900
   Loss on disposition of assets
   Common stock issued for services and  equity discounts          472,186      101,550         472,186
  Changes in operating assets and liabilities:
   (Increase) decrease in accounts receivable                      (32,286)     (38,334)        (32,286)
   (Increase) decrease in prepaid expenses                          (1,543)      (1,621)         (1,543)
   (Increase) decrease in notes receivable                           3,600         -              3,600
   Increase (decrease) in accounts payable and
     accrued liabilities                                            (9,130)     (35,756)         (9,130)
   Increase (decrease) in interest payable                          (4,976)        -             (4,976)
   Increase (decrease) in cash overdraft                            (7,348)        (367)         (7,348)
   Increase (decrease) in commitments and contingencies             (7,006)        -             (7,006)
                                                                ------------  ------------   ------------

     Net Cash (Used) by Operating Activities                      (733,813)    (359,783)       (733,813)
                                                                ------------  ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES

  Capital expenditures                                              (6,001)        -            (6,001)
  Disposal of fixed assets                                             -            300            -
                                                                ------------  ------------   ------------

     Net Cash Provided (Used) by Investing Activities               (6,001)         300         (6,001)
                                                                ------------  ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Payments of stock offering costs                                (143,075)          -        (143,075)
  Net payments on long-term debt                                   (66,853)      (17,715)      (66,853)
  Proceeds from long-term debt                                      50,022        40,837        50,022
  Proceeds from common stock                                     1,243,671       337,750     1,243,671
  Proceeds from line of credit                                        -             -             -
                                                               -------------  ------------  ------------

     Net Cash Provided by Financing Activities                   1,083,765       360,872    1,083,765
                                                               -------------  ------------  ------------

INCREASE IN CASH AND CASH EQUIVALENTS                              343,951         1,389      343,951

CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD                                                         78,125        19,636       78,125
                                                               -------------  ------------  ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                    $    422,076    $   21,025    $ 422,076
                                                              ==============  ============  ============

                                PCS EDVENTURES!.COM, INC.
                          (Formerly PCS Education Systems, Inc.)
                              (A Development Stage Company)
                    Consolidated Statements of Cash Flows (Continued)
                                       (Unaudited)

                                                                                  From
                                                                                  Inception of
                                                                                  Development
                                                                                  Stage on
                                                             For the              April 1, 2000
                                                        Six Months Ended          Through
                                                          September 30,           September 30,
                                                      2000          1999          2000
                                                ---------------  --------------  ---------------
NON-CASH FINANCING ACTIVITIES:

  Issuance of stock for payment on notes
   payable and interest                         $       -         $   83,018      $     -
   Common stock issued for services             $    472,186      $  101,550      $  472,186

Cash Paid For:

  Interest                                      $      9,226      $    3,380      $    9,226
  Income taxes                                  $       -         $     -         $     -


                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                    September 30, 2000 and March 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

         The consolidated financial statements presented are those of PCS Edventures!.com, Inc. (formerly PCS Education Systems, Inc.) (the Company), an Idaho Corporation and its wholly-owned subsidiary, PCS Schools, Inc., an Idaho corporation. On August 3, 1994, the Company was incorporated under the laws of Idaho to engage in web-based and site-licensable educational products.

         On March 1, 1995, an agreement was authorized allowing the Company to exchange, on a one-to-one basis, common stock for stock of PCS Schools, Inc. This agreement made PCS Schools, Inc. a wholly-owned subsidiary of the Company.

         On March 27, 2000, the Company changed its name from PCS Education Systems, Inc. to PCS Edventures!.com, Inc.

         On April 1, 2000, the Company entered into the development stage due to the discontinued operations with the VR Quest product and the Education Centers. The Company has refocused its efforts on the development and marketing of technology based educational programs delivered through software programs and through the internet.

         The Company has authorized 50,000,000 shares of no par value common stock.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a.  Accounting Method

         The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a March 31 year end.

         b.  Cash Equivalents

         The Company considers all highly liquid investment with a maturity of three months or less when purchased to be cash equivalents.

         c.  Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         d.  Income Taxes

         No provision for federal income taxes has been made at September 30, 2000 due to accumulated operating losses. The minimum state franchise tax has been accrued.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                    September 30, 2000 and March 31, 2000

         The Company has accumulated approximately $12,251,000 of net operating losses as of September 30, 2000, which may be used to reduce taxable income and income taxes in future years through 2020. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         In the event of certain changes in control of the Company, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. The potential tax benefits of the net operating loss carryforwards have been offset by a valuation allowance of the same amount.

         e.  Revenue Recognition

         The Company recognizes revenues on product sales upon placement of purchase orders by larger customers as well as upon receipt of cash payments from smaller customers.

         f.  Concentrations of Risk

         Accounts Receivable

         The accounts receivable are from a diverse customer base. The Company provides credit in the normal course of business to customers. Accounts deemed uncollectible have been charged against the allowance. The Company does not obtain collateral with which to secure its accounts receivable.

         g. Basic Loss Per Share

         Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

                                           For the                For the
                                      Six Months Ended       Three Months Ended
                                        September 30,          September 30,
                               ------------------------------------------------
                                      2000       1999        2000        1999
                               ------------------------------------------------
Basic loss per share from
 continuing operations:
Numerator - loss                $(1,184,210)  $(329,863)  $(605,418) $(210,275)
Denominator - weighted
 average number of shares
 outstanding                      9,251,827   6,626,085  10,176,640  6,269,333
                               ------------------------------------------------

          Loss per share       $      (0.13)  $   (0.05)  $  (0.06)  $   (0.03)
                               ================================================

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                    September 30, 2000 and March 31, 2000


Basic loss per
 share from discontinued
 operations:
Numerator - loss            $      -       $  (92,292)  $     -     $  (73,754)
Denominator - weighted
 average number
 of shares outstanding        9,251,827      6,626,085   10,176,640  6,269,333
                           ----------------------------------------------------

Loss per share              $      0.00    $     (0.01) $      0.00 $   (0.01)
                           ====================================================


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          h.  Research and Development

          All amounts expended for research and development are charged to expense as incurred. The Company expensed $68,850 and $3,850 as research and development for the six months ended September 30, 2000 and 1999, respectively.

NOTE 3 -  FIXED ASSETS

          Automobile, computer equipment, education assets software have 5-year lives. Office equipment has a 7-year life. Depreciation is computed using the straight-line method.
          Assets and depreciation for the period are as follows:

                                                   September 30,     March 31,
                                                       2000             2000
                                                  -----------------------------
                                                    (Unaudited)

          Computer equipment                       $    344,808   $   338,596
          Office equipment                               54,638        55,452
          Education assets and software                 128,885       128,282
          Accumulated depreciation                     (478,379)     (441,479)
                                                  -----------------------------

                      Total                        $     49,952   $    80,851
                                                  =============================

          Depreciation expense for the six months ended September 30, 2000 and 1999 was $36,900 and $36,900, respectively.

NOTE 4 -  COMMON STOCK TRANSACTIONS

          On March 27, 2000, the Company implemented a 1-to-5 reverse stock split. The financial statements reflect the effects of the reverse split.

          On June 20, 2000, the Company issued a private placement memorandum whereby 1,500,000 shares of the Company's common stock would be sold at $0.75 per share. At the closing of the private placement, the Company had issued 1,654,588 shares at $0.75 per share.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                    September 30, 2000 and March 31, 2000

NOTE 5 -  NOTES PAYABLE - RELATED PARTIES

 Notes payable - related parties consisted of the following at September 30, 2000 and March 31, 2000:

                                                    September 30,    March 31,
                                                        2000           2000
                                                   ----------------------------
                                                     (Unaudited)

 Note payable to a shareholder bearing interest
 at 10% per annum, all unpaid principal and
 interest due August 31, 1999.  Note is i$ default     $18,854       $ 19,116

 Note payable to a shareholder bearing interest
 at 10% per annum, all unpaid principal and
 interest due October 25, 1997. Note is in default      10,262         20,000
                                                        29,116         39,116

          Less: current maturities                     (29,116)       (39,116)
                                                   ----------------------------

Long Term Portion - Notes Payable - Relate$ Parties   $    -        $      -
                                                   ============================

          Annual maturities of long-term debt are as follows:
                    Years Ending
                      March 31,                                  Amount
                   ---------------                            -------------
                        2001                                  $   29,116
                        2002                                        -
                        2003                                        -
                        2004                                        -
                        2005                                        -
                                                              -------------
                                                              $   29,116
                                                              =============
NOTE 6 -   NOTES PAYABLE

Notes payable consisted of the following at September 30, 2000:
                                                                     2000
                                                                 ------------
                                                                 (Unaudited)
  Note payable to a bank bearing interest at 12% per
  annum, with monthly payments of $1,321 due on the 5th
  of each month, unsecured.                                      $   48,980

  Note payable to a bank bearing interest at 10.25%
  with payments due on demand, unsecured.                            25,440

  Note payable to a Company bearing interest at 18.5%
  per annum, with payment of $1,468 due on the 10th of
  each month for 24 months, unsecured.                               28,254
                                                                 ------------
         Total notes payable                                        102,674

         Less: current maturities                                   (42,174)
                                                                 ------------
                      Long Term - Notes Payable                  $   60,500
                                                                 ============

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                    September 30, 2000 and March 31, 2000


NOTE 6 - NOTES PAYABLE (Continued)

         Annual maturities of long-term debt are as follows:

                    Years Ending
                     March 31,                                       Total
                    -------------                                ------------
                         2001                                    $    42,174
                         2002                                         33,468
                         2003                                         17,682
                         2004                                          9,350
                         2005                                           -
                                                                 ------------
                  Total                                          $   102,674
                                                                 ============

NOTE 7 - COMMITMENTS AND CONTINGENCIES

         Litigation

         In March of 1999, the Company became involved with four lawsuits. The first was made against the Company by an independent contractor on or about March 1, 1999 in the amount of $23,908 including interest. On March 30, 1999 the claim was settled whereby the Company was to pay $2,500 as a down payment with the remaining balance paid monthly in the amount of $1,000, carrying 12% interest. As of September 30, 2000, the Company owed approximately $7,622.

         The second claim against the Company occurred on or about March 15 by an other independent contractor, in the amount of $6,392. Settlement was reached on March 31, 1999 whereby the Company must pay $1,000 as a down payment with the remaining balance paid monthly in the amount of $300, carrying 12% interest. The company owes approximately $1,474 as of September 30, 2000.

         On March 10, 2000, a consultant made a claim against the Company in the amount of $13,000. The Company is presently defending the claim in Idaho State District Court.

         As of March 31, 2000, the Company is also being sued for rent due following closure of the Company's school located at 2675 West Main Street in Boise, Idaho. The claim is in the approximate amount of $15,000. The Company reached settlement prior to the trial date in October of 2000 for $21,000.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                    September 30, 2000 and March 31, 2000


NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

         Operating Lease Obligation

         The Company leases its office under a non-cancelable lease agreement accounted for as an operating lease expiring through December 2003.

         Minimum rental payments under the non-cancelable operating lease is as follows:

                Years ending
                  March 31,                                          Amount
               ---------------                                   -------------
                     2001                                        $     67,000
                     2002                                              70,000
                     2003                                              48,000
                     2004                                              -
              All other years                                          -
                                                                 -------------
              Total                                              $    185,000
                                                                 =============

         Rent expenses were approximately $34,500 and $20,500 for the six months ended September 30, 2000 and 1999, respectively.

NOTE 8 - GOING CONCERN

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to increase sales through various marketing joint ventures. In the interim, the Company plans to continue offerings of its common stock to raise the capital it needs to pay its operating costs.

NOTE 9 - DISCONTINUED OPERATIONS

         During the fiscal year end 1999, the Company ceased all operations associated with its' education centers as well as the product VR Quest. The following is a summary of the loss from discontinued operations resulting from the elimination of these operations. The financial statements have been retroactively restated to reflect these events. No tax benefit has been attributed to the discontinued operations.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                    September 30, 2000 and March 31, 2000

                                            For the             For the
                                       Six Months Ended     Three Months Ended
                                         September 30,        September 30,
                                   -------------------------------------------
                                       2000        1999       2000      1999
                                   -------------------------------------------
     NET SALES                      $   -       $ 30,996    $  -     $ 13,990
                                   -------------------------------------------

     OPERATING EXPENSES

      Cost of sales                     -         28,102       -       27,245
      General and administrative        -         95,186       -       60,499
                                   -------------------------------------------

       Total Operating Expenses         -        123,288       -       87,744
                                   -------------------------------------------

      LOSS FROM DISCONTINUED
      OPERATIONS                    $   -       $(92,292)  $   -     $(73,754)
                                   -------------------------------------------

NOTE 10 - DILUTIVE INSTRUMENTS

          a.  Stock Options

          The Company applied Accounting Principles Board ("APB") Option 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for all stock option plans. Under APB Option 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

          FASB Statement 123, "Accounting for stock-Based Compensation" (SFAS No. 123"), requires the Company to provide proforma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants, respectively; dividend yield of zero percent for all years; expected volatility of 32 percent for all years; risk-free interest rates of
          10.0 percent and expected lives of 4.5 years.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                    September 30, 2000 and March 31, 2000

NOTE 10 - DILUTIVE INSTRUMENTS (Continued)

                                    For the                 For the
                               Six Months Ended        Three Months Ended
                          ----------------------------------------------------
                              2000          1999        2000          1999
                          ----------------------------------------------------
  Net loss:
     As reported          $(1,184,210)   $(329,863)  $(605,418)  $ (210,275)
     Pro Forma             (1,184,210)    (329,863)   (605,418)    (210,275)

  Net loss per share:
     As reported          $     (0.13)   $   (0.05)  $   (0.06)  $    (0.03)
     Pro Forma                  (0.13)       (0.05)      (0.06)       (0.03)


         During the initial phase-in period of SFAS No. 123, the effect of pro forma results are not likely to be representative of the effects on pro forma results in future years since options vest over several years and additional options could be granted each year.

         The Company has granted the following options as of September 30, 2000:

                           Date of  Exercise    Exercise    Amount   Expiration
   Description              Grant    Number       Price   Exercised      Date
-------------------------------------------------------------------------------
   Board members           3-12-97   200,000    $  1.50       -        Expired
   Board member or
    key management         1-19-00   800,000    $  0.75       -        1-19-03
   Board members           4-20-00   200,000    $  0.75       -        5-01-03
   Key management          4-20-00   200,000    $  0.75       -        5-01-03
   Key management          9-22-00   250,000    $  0.75       -        9-22-05
   Independent consultant  9-22-00   200,000    $  0.50       -        9-22-03
-------------------------------------------------------------------------------
                                   1,850,000
                                  ===========

          On March 12, 1997, the Company authorized five 40,000 post-split share stock options to five different shareholders for common stock at a purchase price of $1.50 per share. The options are valid for a three year period. No additional compensation expense was recorded as the grant price equaled the fair value for the stock on the date of grant.

          On January 19, 2000, the Company issued options to any individual board member or key management personnel to purchase 800,000 shares of the Company's common stock at a price of $0.75 per share. No compensation expense was recorded as the market value was $0.05 at the date of issuance.

          On April 20, 2000, the Company issued options to three board members with an agreement to purchase 200,000 shares of the Company's common stock at a price of $0.75 per share. The Company issued more options on the same day to key management personnel with an agreement to purchase 200,000 shares of the Company's common stock at a price of $0.75 per share. No compensation expense was recorded as the grant price exceeded the market price of $0.25 per share.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                    September 30, 2000 and March 31, 2000


NOTE 10 - DILUTIVE INSTRUMENTS (Continued)

          On April 27, 2000, three individuals were granted a total of 56,750 warrants which were converted into 31,750 shares of common stock. The conversion rate was $0.675 per share and as such, no compensation expense was recorded because the grant price exceeded the market value.

          b.  Warrants

          November 1, 1999 - March 27, 2000, the Company issued 733,518 detachable warrants allowing the holder to purchase a certain number of shares. The total warrants granted amounted to 733,518 shares at an exercise price of $0.675 per share for 12 months from the issue date or 30 days after any reverse stock split. The Company did not recognize any compensation expense due to the grant price exceeding the market price on the date of issuance.

          On September 29, 2000, the Company issued detachable warrants allowing the holders to purchase 272,996 shares of the Company's common stock. The warrants are exercisable at a price of $0.01 per share for two years. The total warrants exercised amounted to 272,996 at an exercise price of $0.01 per share. The Company recognized compensation expense of $65,519 due to the market value exceeding the grant price on the date of issuance.

NOTE 10 - DILUTIVE INSTRUMENTS

          b.  Warrants (Continued)

          A summary of the Company's outstanding warrants as of September 30, 2000 is presented below:

                Date of     Exercise              Amount             Expiration
Description      Grant       Price      Number   Exercised   Balance    Date
-------------------------------------------------------------------------------
Individual      11/1/99   $   0.675    100,000   100,000        -
Individual     11/15/99       0.675     10,000    10,000        -
Company        11/19/99       0.675     74,074    74,074        -
Individual      1/31/99       0.675     97,778    97,778        -
Individual       2/7/00       0.675     22,222    -          22,222     3/1/01
Individual       2/8/00       0.675     74,074    74,074        -
Individual      2/15/00       0.675     21,111    21,111        -
Individual      2/23/00       0.675     37,037    37,037        -
Individuals     3/14/00       0.675     22,222    22,222        -
Consultant      3/15/00       0.675     50,000    50,000        -
Individual      3/23/00       0.675    100,000   100,000        -
Individual      3/24/00       0.675     37,500    37,500        -
Individual      3/27/00       0.675     37,500    37,500        -
Consultant      3/27/00       0.675     50,000    50,000        -
Individual      4/27/00       0.675     37,037    -          37,037     3/1/01
Individual      4/27/00       0.675     37,037    37,037        -
Individual      4/27/00       0.675     10,000    10,000        -
Individual      9/15/00        0.01     10,000    10,000        -
Individual      9/15/00        0.01        505       505        -

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                    September 30, 2000 and March 31, 2000

Individual      9/15/00       0.01       6,089     6,089       -
Individual      9/15/00       0.01       1,405     1,405       -
Individual      9/15/00       0.01       1,405     1,405       -
Individual      9/15/00       0.01         703       703       -
Individual      9/15/00       0.01      29,869    29,869       -
Individual      9/15/00       0.01       3,000     3,000       -
Individual      9/15/00       0.01      35,670    35,670       -
Individual      9/15/00       0.01         500       500       -
Individual      9/15/00       0.01       2,810     2,810       -
Individual      9/15/00       0.01         400       400       -
Individual      9/15/00       0.01         400       400       -
Individual      9/15/00       0.01      10,019    10,019       -
Company         9/15/00       0.01      56,670    56,670       -
Individual      9/15/00       0.01       2,810     2,810       -
Individual      9/15/00       0.01      16,653    16,653       -
Individual      9/15/00       0.01         703       703       -
Individual      9/15/00       0.01         703       703       -
Individual      9/15/00       0.01         703       703       -
Individual      9/15/00       0.01       3,015     3,015       -
Individual      9/15/00       0.01       8,291     8,291       -
Individual      9/15/00       0.01       6,448     6,448       -
Individual      9/15/00       0.01       7,025     7,025       -
Consultant      9/15/00       0.01      60,000    60,000       -
Company         9/15/00       0.01       7,200     7,200       -
                                     --------- ---------  ----------

                                     1,090,588 1,031,329    59,259
                                     ========= =========  ==========


NOTE 11 - RELATED PARTY TRANSACTIONS

          On November 29, 1998, the President of the Company was issued 495,000 shares of common stock for services valued at $247,500.

          On August 19, 1999, the President of the Company was issued 200,000 shares of common stock for services valued at $10,000.

          On December 17, 1999, the President of the Company was issued 300,000 shares of common stock for services valued at $15,000.

          On December 20, 1999, the President of the Company was issued 500,000 shares of common stock for services valued at $25,000.

          On September 22, 2000, the President of the Company was issued 500,000 shares of common stock for services valued at $125,000.

NOTE 12 - SUBSEQUENT EVENTS

          On October 16, 2000, the Company issued 200,000 shares of restricted common stock in exchange for assets known as Senior Driver of Simple Training, LLC, a company that created instructional content by which senior citizens can take driving courses online to decrease their insurance costs. It is the Company's intent to develop further the assets purchased.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                    September 30, 2000 and March 31, 2000

          On October 31, 2000, the Company issued 125,000 common shares for prepaid consulting services to a consultant whose purpose is to market the company's products in the New York City, Washington D.C., and Florida school districts. Said consulting agreement shall be for a period of at least two years.

          The Company paid off the $10,262 note payable to a shareholder in October 2000.

          On November 17, 2000, the Company extended warrants to two individuals allowing them to buy 59,259 shares at $0.675 per share. Of these warrants, 22,222 have been converted to stock for $15,000 in cash.

                    (Letterhead of HJ & Associates, L.L.C.)



                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors
PCS Edventures!.com, Inc.
(A Development Stage Company)
(Formerly PCS Education Systems, Inc.)
Boise, Idaho


We have audited the accompanying consolidated balance sheet of PCS Edventures!.com, Inc. (formerly PCS Education Systems, Inc.) (a development stage company) as of March 31, 2000 and the related consolidated statements of operations, stockholders equity (deficit) and cash flows for the years ended March 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PCS Edventures!.com, Inc. (formerly PCS Education Systems, Inc.) (a development stage company) as of March 31, 2000, and the consolidated results of their operations and their cash flows for the years ended March 31, 2000 and 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has accumulated significant losses, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.



HJ & Associates, LLC
Salt Lake City, Utah
September 25, 2000

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                          Consolidated Balance Sheet


                                    ASSETS

                                                                   March 31,
                                                                     2000
                                                                 --------------
CURRENT ASSETS

  Cash                                                           $     78,125
  Inventory                                                               525
  Accounts receivable                                                   1,318
  Note receivable                                                       4,100
                                                                 --------------

   Total Current Assets                                                84,068
                                                                 --------------

FIXED ASSETS (NET) (Note 3)                                            80,851
                                                                 --------------

OTHER ASSETS

  Deposits                                                              7,000
                                                                 --------------
   Total Other Assets                                                   7,000
                                                                 --------------
   TOTAL ASSETS                                                  $    171,919
                                                                 ==============



The accompanying notes are an integral part of these consolidated financial statements.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                    Consolidated Balance Sheet (Continued)


                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                    March 31,
                                                                      2000
                                                                 --------------

CURRENT LIABILITIES

  Accounts payable                                               $    200,882
  Notes payable - related parties (Note 5)                             39,116
  Notes payable (Note 6)                                               78,734
  Bank overdraft                                                       50,252
  Wages payable                                                        11,079
  Payroll taxes payable                                                39,423
  Accrued interest                                                      8,657
  Accrued contingencies (Note 7)                                       50,102
                                                                 --------------

   Total Current Liabilities                                          478,245
                                                                 --------------
   Total Liabilities                                                  478,245
                                                                 --------------
STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock, no par value, authorized 50,000,000 shares;
   8,247,714 shares issued and outstanding                         18,528,262
  Accumulated deficit                                             (18,834,588)
                                                                 --------------
   Total Stockholders' Equity (Deficit)                              (306,326)
                                                                 --------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)          $    171,919
                                                                 ==============



The accompanying notes are an integral part of these consolidated financial statements.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
               Consolidated Statements of Operations (Deficit)

                                                       For the Years Ended
                                                            March 31,
                                                   -------------- -------------
                                                        2000          1999
                                                   -------------- -------------
REVENUE                                            $    160,444  $    285,295

COST OF GOODS SOLD                                       64,246        -
                                                   -------------- -------------

GROSS PROFIT                                             96,198       285,295
                                                   -------------- -------------

OPERATING EXPENSES

  Research and development costs                        150,000       100,000
  Amortization and depreciation expense                  55,063        25,311
  General and administrative                            795,894     1,169,135
                                                   -------------- -------------

   Total Operating Expenses                           1,000,957     1,294,446
                                                   -------------- -------------

OPERATING LOSS                                         (904,759)   (1,009,151)
                                                   -------------- -------------

OTHER INCOME AND EXPENSES

  Interest expense                                      (21,700)      (55,604)
  Interest income                                           153           271
  Other income                                              -          34,113
  Realized loss on investment                               -          (2,603)
  Realized gain on sale of asset                          3,900           -
  Unrealized loss on disposition of asset               (15,165)          -
                                                   -------------- -------------

   Total Other Income and Expenses                      (32,812)      (23,823)
                                                   -------------- -------------

LOSS FROM CONTINUING OPERATIONS BEFORE
 INCOME (LOSS) FROM DISCONTINUED OPERATIONS            (937,571)   (1,032,974)

INCOME (LOSS) FROM DISCONTINUED
 OPERATIONS (Note 9)                                      4,455      (187,707)
                                                   ------------  ------------

NET LOSS                                           $   (933,116) $ (1,220,681)
                                                   ============  ============

BASIC LOSS PER SHARE (Note 1)

  Loss from continuing operations                  $      (0.14) $      (0.23)
  Income (loss) from discontinued operations               0.00         (0.04)
                                                   ------------  ------------

   Basic Loss Per Share                            $      (0.14) $      (0.27)
                                                   ============  ============

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                                  6,547,462     4,507,444
                                                   ============  ============


The accompanying notes are an integral part of these consolidated financial statements.

                           PCS EDVENTURES!.COM, INC.
                     (Formerly PCS Education Systems, Inc.)
                         (A Development Stage Company)
                Consolidated Statements of Stockholders' Equity

                                                       Common Shares             Accumulated
                                                   Shares         Amount           Deficit
                                               -----------------------------------------------
Balance, March 31, 1998                          4,468,802     $ 16,584,362     $(16,680,791)

Stock issued for cash at $1.28 per share           305,620          391,450            -

Stock issued for services at $2.50 per share       136,390          340,975            -

Stock issued for conversion of debt
 at $2.50 per share                                 26,000           65,000            -

Net loss for the year ended
 March 31, 1999                                       -                -          (1,220,681)
                                               -----------------------------------------------

Balance, March 31, 1999                          4,936,812       17,381,787      (17,901,472)

Stock issued for cash at $0.35 per share         2,014,518          707,375            -

Stock issued for conversion of debt
 at $0.43 per share                                551,778          236,500            -

Stock issued for services at $0.25
 per share                                         746,628          186,656            -

Contribution of interest to capital                   -              16,449            -

Fractional shares                                   (2,022)            (505)           -

Net loss for the year ended
 March 31, 2000                                       -                 -           (933,116)
                                                -----------------------------------------------

Balance, March 31, 2000                          8,247,714     $ 18,528,262     $(18,834,588)
                                                ===============================================



The accompanying notes are an integral part of these consolidated financial statements.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                    Consolidated Statements of Cash Flows

                                                        For the Years Ended
                                                             March 31,
                                                       ------------------------
                                                          2000          1999
                                                       ------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

  (Loss) from operations                            $   (933,116) $ (1,220,681)
  Adjustments to reconcile net (loss) to
   net cash used by operating activities:
   Depreciation and amortization                          60,709        25,311
   Loss on disposition of assets                          11,265          -
   Common stock issued for services                      186,656       340,975
  Changes in operating assets and liabilities:
   (Increase) decrease in accounts receivable              8,608        (9,603)
   (Increase) decrease in prepaid expenses                  (160)         (882)
   (Increase) decrease in inventories                        -             476
   (Increase) decrease in other assets                       -           6,280
   (Increase) decrease in notes receivable                (4,100)         -
   Increase (decrease) in accounts payable and accrued
    liabilities                                           67,977       140,750
   Increase (decrease) in interest payable                 5,551         8,099
   Increase (decrease) in cash overdraft                    (367)       31,112
   Increase (decrease) in commitments and contingencies    1,034        49,067
                                                       ------------------------

     Net Cash (Used) by Operating Activities            (595,943)     (629,096)
                                                       ------------------------

CASH FLOWS FROM INVESTING ACTIVITIES

  Proceeds from sale of fixed assets                       5,600        66,617
                                                       ------------------------

     Net Cash Provided (Used) by Investing Activities      5,600        66,617
                                                       ------------------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Net payments on long-term debt                         (58,714)        -
  Proceeds from long-term debt                               171       165,104
  Proceeds from common stock                             707,375       391,450
  Proceeds from line of credit                              -           17,651
                                                       ------------------------

     Net Cash Provided by Financing Activities           648,832       574,205
                                                       ------------------------

INCREASE IN CASH AND CASH EQUIVALENTS                     58,489        11,726

CASH AND CASH EQUIVALENTS AT BEGINNING
 OF YEAR                                                  19,636         7,910
                                                       ------------------------

CASH AND CASH EQUIVALENTS AT END OF YEAR               $  78,125    $   19,636
                                                       ========================


The accompanying notes are an integral part of these consolidated financial statements.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
              Consolidated Statements of Cash Flows (Continued)


                                                        For the Years Ended
                                                             March 31,
                                                   ----------------------------
                                                        2000          1999
                                                   ----------------------------
NON-CASH FINANCING ACTIVITIES:

  Issuance of stock for payment on notes payable
   and interest                                    $    236,500    $   65,000
  Common stock issued for services                 $    186,656    $  340,975

Cash Paid For:

  Interest                                         $      2,145    $   36,462
  Income taxes                                     $     -         $       43


The accompanying notes are an integral part of these consolidated financial statements.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                                March 31, 2000


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

         The consolidated financial statements presented are those of PSC Edventures!.com, Inc. (formerly PCS Education Systems, Inc.) (the Company), an Idaho Corporation and its wholly-owned subsidiary, PCS Schools, Inc., an Idaho corporation. On August 3, 1994, the Company was incorporated under the laws of Idaho to engage in web-based and site-licensable educational products.

         On March 1, 1995, an agreement was authorized allowing the Company to exchange, on a one-to-one basis, common stock for stock of PCS Schools, Inc. This agreement made PCS Schools, Inc. a wholly-owned subsidiary of the Company.

         On March 27, 2000, the Company changed its name from PCS Education Systems, Inc. to PCS Edventures!.com, Inc.

         The Company has authorized 50,000,000 shares of no par value common stock.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a.  Accounting Method

         The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a March 31 year end.

         b.  Cash Equivalents

         The Company considers all highly liquid investment with a maturity of three months or less when purchased to be cash equivalents.

         c.  Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         d.  Income Taxes

         No provision for federal income taxes has been made at March 31, 2000 due to accumulated operating losses. The minimum state franchise tax has been accrued.

         The Company has accumulated approximately $11,500,000 of net operating losses as of March 31, 2000, which may be used to reduce taxable income and income taxes in future years through 2020. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                                March 31, 2000


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         d.  Income Taxes (Continued)

         In the event of certain changes in control of the Company, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. The potential tax benefits of the net operating loss carryforwards have been offset by a valuation allowance of the same amount.

         e.  Revenue Recognition

         The Company recognized revenues on product sales upon placement of orders by customers.

         f.  Concentrations of Risk

         Accounts Receivable

         The accounts receivable are from a diverse customer base. The Company provides credit in the normal course of business to customers. Accounts deemed uncollectible have been charged against the allowance. The Company does not obtain collateral with which to secure its accounts receivable.

         g. Basic Loss Per Share

         Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

                                                             March 31,
                                                   ----------------------------
                                                        2000          1999
                                                   ----------------------------
  Basic loss per share from continuing operations:
      Numerator - loss                              $  (937,571)  $(1,032,974)
      Denominator - weighted average number
       of shares outstanding                          6,547,462     4,507,444
                                                   ----------------------------

               Loss per share                      $      (0.14) $      (0.23)
                                                   ============================

      Basic income (loss) per share from
        discontinued operations:
        Numerator - income (loss)                  $      4,455  $   (187,707)
        Denominator - weighted average number
         of shares outstanding                        6,547,462     4,507,444
                                                   ----------------------------

               Income (loss) per share             $       0.00  $     (0.04)
                                                   ============================

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                                March 31, 2000


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          h.  Research and Development

          All amounts expended for research and development are charged to expense as incurred. The Company expensed $150,000 and $100,000 as research and development for the years ending March 31, 2000 and 1999, respectively.

NOTE 3 -  FIXED ASSETS

          Computer equipment, education assets and software have 5-year lives. Office equipment has a 7-year life. Depreciation is computed using the straight-line method.
          Assets and depreciation for the period are as follows:
                                                                    March 31,
                                                                      2000
                                                                 ------------
          Computer equipment                                     $    338,596
          Office equipment                                             55,452
          Education assets and software                               128,282
          Accumulated depreciation                                   (441,479)
                                                                 ------------

                      Total                                      $     80,851
                                                                 ============

          Depreciation expense for the years ended March 31, 2000 and 1999 was $60,709 and $25,311, respectively.

NOTE 4 -  COMMON STOCK TRANSACTIONS

          On March 27, 2000,  the Company  implemented  a 1-to-5  reverse  stock
          split.  The  consolidated   financial  statements  have  retroactively
          reflected the effects of the reverse split.

NOTE 5 -  NOTES PAYABLE - RELATED PARTIES

          Notes payable - related parties consisted of the following at March 31, 2000:

          Note payable to a shareholder bearing interest
           at 10% per annum, unpaid principal and interest
           due August 31, 1999.  Note is in default.            $     19,116

          Note payable to a shareholder bearing interest
           at 10% per annum, unpaid principal and interest
           due October 25, 1997. Note is in default.                  20,000
                                                                 ------------
                                                                      39,116

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                                March 31, 2000

          Less: current maturities                                  (39,116)

          Long Term Portion - Notes Payable - Related Parties    $     -
                                                                 ============


NOTE 5 -  NOTES PAYABLE - RELATED PARTIES (Continued)

          Annual maturities of long-term debt are as follows:

                   Years Ending
                      March 31,                                      Amount
                 -------------------                             -------------
                         2001                                    $   39,116
                         2002                                          -
                         2003                                          -
                         2004                                          -
                         2005                                          -
                                                                 ------------

                                                                 $     39,116
                                                                 ============
NOTE 6 -   NOTES PAYABLE

         Notes payable consisted of the following at March 31, 2000:

         Note payable to a bank bearing interest at 12% per
          annum, with monthly payments of $1,321 due on the 5th
          of each month, unsecured.                              $     53,294

         Note payable to a bank bearing interest at 10.25%
          with payments due on demand, unsecured.                      25,440
                                                                 ------------

         Total notes payable                                           78,734

         Less: current maturities                                     (78,734)

                      Long Term - Notes Payable                  $      -
                                                                 ============

         Annual maturities of long-term debt are as follows:

                     Years Ending
                       March 31,                                     Total
                    ----------------                             ------------
                         2001                                    $   78,734
                         2002                                          -
                         2003                                          -
                         2004                                          -
                         2005                                          -
                                                                 ------------

                  Total                                          $   78,734
                                                                 ============

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                                March 31, 2000


NOTE 7 - COMMITMENTS AND CONTINGENCIES

         Litigation

         In March of 1999, the Company became involved with four lawsuits. The first was made against the Company by an independent contractor on or about March 1, 1999 in the amount of $23,908 including interest. On March 30, 1999, the claim was settled whereby the Company was to pay $2,500 as a down payment with the remaining balance paid monthly in the amount of $1,000, carrying 12% interest. As of March 31, 2000, the Company owed approximately $12,900.

         The second claim against the Company occurred on or about March 15, 1999 by an other independent contractor, in the amount of $6,392. Settlement was reached on March 31, 1999 whereby the Company must pay $1,000 as a down payment with the remaining balance paid monthly in the amount of $300, carrying 12% interest. The Company owed approximately $3,000 as of March 31, 2000.

         On March 10, 2000, a consultant made a claim against the Company in the amount of $13,000. The Company is presently defending the claim in Idaho State District Court.

         As of March 31, 2000, the Company is also being sued for rent due following closure of the Company's school located at 2675 West Main Street in Boise, Idaho. The claim is in the approximate amount of $15,000. The Company reached settlement prior to the trial date in October of 2000 for $21,000.

         Operating Lease Obligation

         The Company leases its office under a non-cancelable lease agreement accounted for as an operating lease expiring through December 2003.

         Minimum rental payments under the non-cancelable operating lease is as follows:

                Years ending
                  March 31,                                            Amount
              ----------------                                   --------------

                     2001                                        $     67,000
                     2002                                              70,000
                     2003                                              48,000
                     2004                                                -
              All other years                                            -
              ----------------                                   --------------
              Total                                              $    185,000
                                                                 ==============

       Rent expenses were approximately $57,000 and $170,205 for the years ended March 31, 2000 and 1999, respectively.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                                March 31, 2000


NOTE 8 - GOING CONCERN

         The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to increase sales through various marketing joint ventures. In the interim, the Company plans to continue offerings of its common stock to raise the capital it needs to pay its operating costs.

NOTE 9 - DISCONTINUED OPERATIONS

         During the fiscal year end 2000, the Company ceased all operations associated with its' education centers as well as the product VR Quest. The following is a summary of the loss from discontinued operations resulting from the elimination of these operations. The consolidated financial statements have been retroactively restated to reflect these events. No tax benefit has been attributed to the discontinued operations.

                                                                    March 31,
                                                        2000          1999
                                                   ------------  ------------
         NET SALES                                 $     99,745  $    823,008
                                                   ------------  ------------

         OPERATING EXPENSES

           Cost of sales                                 -            107,205
           General and administrative                    89,644       903,097
           Depreciation                                   5,646        -
                                                   ------------  ------------

            Total Operating Expenses                     95,290     1,010,302
                                                   ------------  ------------

         INCOME (LOSS) FROM OPERATIONS                    4,455      (187,294)
                                                   ------------  ------------

         OTHER INCOME (EXPENSE)

           Interest expense                              -               (413)
                                                   ------------  ------------

            Total Other Income (Expenses)                -               (413)
                                                   ------------  ------------

         INCOME (LOSS) FROM DISCONTINUED
          OPERATIONS                               $      4,455  $   (187,707)
                                                   ============  ============

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                                March 31, 2000


NOTE 10 - DILUTIVE INSTRUMENTS

          a.  Stock Options

          The Company applied Accounting Principles Board ("APB") Option 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for all stock option plans. Under APB Option 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

          FASB Statement 123, "Accounting for stock-Based Compensation" (SFAS No. 123"), requires the Company to provide proforma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants, respectively; dividend yield of zero percent for all years; expected volatility of 32 percent for all years; risk-free interest rates of
          10.0 percent and expected lives of 4.5 years.

                                                          For the Year Ended
                                                              March 31,
                                                   ----------------------------
                                                          2000          1999
                                                   ----------------------------
          Net loss:
            As reported                            $   (937,571)  $ (1,032,974)
            Pro Forma                                  (937,571)    (1,032,974)

          Net loss per share:
            As reported                            $      (0.14)  $      (0.23)
            Pro Forma                                     (0.14)         (0.23)

          During the initial phase-in period of SFAS No. 123, the effect of pro forma results are not likely to be representative of the effects on pro forma results in future years since options vest over several years and additional options could be granted each year.

          The Company has granted the following options as of March 31, 2000:

                            Date of   Exercise   Exercise Amount     Expiration
          Description       Grant     Number     Price    Exercised  Date
          ---------------------------------------------------------------------
          Board members     3-12-97   200,000    $  1.50      -        Expired
          Board member or
            key management  1-19-00   800,000    $  0.75      -        1-19-03
                                     ---------

                                     1,000,000
                                    ===========

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                                March 31, 2000


NOTE 10 - DILUTIVE INSTRUMENTS (Continued)

          On March 12, 1997, the Company authorized five 40,000 post-split share stock options to five different shareholders for common stock at a purchase price of $1.50 per share. The options are valid for a three year period. No additional compensation expense was recorded as the grant price equaled the fair value for the stock on the date of grant.

          On January 19, 2000, the Company issued options to any individual board member or key management personnel to purchase 800,000 shares of the Company's common stock at a price of $0.75 per share. No compensation expense was recorded as the market value was $0.05 at the date of issuance.

          b.  Warrants

          A summary of the Company's outstanding warrants as of March 31, 2000 is presented below:

                         Date of   Exercise     Exercise    Amount   Expiration
Description               Grant     Number       Price    Exercised     Date
------------------------------------------------------------------------------
Trent Rencher            11/1/99   100,000  $    0.675     100,000    4/27/00
Robert Ritter           11/15/99    10,000       0.675      10,000    4/27/00
Pitsco Lego Dacta       11/19/99    74,074       0.675      74,074    4/27/00
James Chapman            1/31/99    97,778       0.675      97,778    4/27/00
Brent Fox                 2/7/00    22,222       0.675      -         4/27/00
James Gaul                2/8/00    74,074       0.675      74,074    4/27/00
Steward Perim            2/15/00    21,111       0.675      21,111    4/27/00
Gayle Anderson           2/23/00    37,037       0.675      37,037    4/27/00
Scott & Michelle
  LaBaer                 3/14/00    22,222       0.675      22,222    4/27/00
International
  Capital                3/15/00    50,000       0.675      50,000    4/27/00
Joseph Smith             3/23/00   100,000       0.675     100,000    4/27/00
Peter Richards           3/24/00    37,500       0.675      37,500    4/27/00
John Richards            3/27/00    37,500       0.675      37,500    4/27/00
Equity Advisors
  International          3/27/00    50,000       0.675      50,000    4/27/00
                                  ---------               ----------
                                   733,518                 711,296
                                  =========               ==========

          November 1, 1999 - March 27, 2000, the Company issued 733,518 detachable warrants allowing the holder to purchase a certain number of shares for 12 months from the issue date or 30 days after any reverse stock split. The total warrants exercised amounted to 711,296 shares at an exercise price of $0.675 per share. The Company did not recognize any compensation expense due to the grant price exceeding the market price on the date of issuance.

                          PCS EDVENTURES!.COM, INC.
                    (Formerly PCS Education Systems, Inc.)
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                                March 31, 2000


NOTE 11 - RELATED PARTY TRANSACTIONS

          On November 29, 1998, the President of the Company was issued 495,000 shares of common stock for services valued at $247,500.

          On August 19, 1999, the President of the Company was issued 200,000 shares of common stock for services valued at $10,000.

          On December 17, 1999, the President of the Company was issued 300,000 shares of common stock for services valued at $15,000.

          On December 20, 1999, the President of the Company was issued 500,000 shares of common stock for services valued at $25,000.

NOTE 12 - SUBSEQUENT EVENTS

          On April 1, 2000, the Company entered into the development stage due to the discontinued operations associated with the VR Quest product and the Education Centers. The Company has refocused its efforts on the development and marketing of technology based educational programs delivered through software programs and through the internet.

          On April 20, 2000, the Company issued options to three board members with an agreement to purchase 200,000 shares of the Company's common stock at a price of $0.75 per share. The Company issued more options on the same day to key management personnel with an agreement to purchase 200,000 shares of the Company's common stock at a price of $0.75 per share.

          On April 20, 2000, the Company issued 100,000 shares to a board member for services.

          In May 2000, three individuals were granted a total of 56,750 warrants
          which  were  converted  into  31,750  shares  of  common  stock.   The
          conversion rate was $0.675 per share.

          On September 22, 2000, the Company issued options to key management personnel with an agreement to purchase 250,000 shares at a price of $0.75 per share.

          On September 22, 2000, the Company issued 1,500,000 shares of common stock to three board members for services rendered.

          On September 29, 2000, the Company issued warrants allowing the holders to purchase 262,781 shares of the Company's common stock. The warrants are exercisable at a price of $0.01 per share for two years.

          On October 2, 2000, the Company issued warrants allowing the holder to purchase 3,015 shares of the Company's common stock. The warrants are exercisable at a price of $0.01 per share for two years.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers

      Article V of PCS' Bylaws provide as follows:

      To the fullest extent permitted by law, this corporation shall indemnify any person and to advance expenses incurred or to be incurred by such person in defending a civil, criminal, administrative or investigative action, suit or proceeding threatened or commenced by reason of the fact said person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Any such indemnification or advancement of expenses shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Any indemnification or advancement of expenses so granted or paid by the corporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

      PCS has obtained a Directors and Officers Liability Insurance for its officers and directors.

      The effect of the foregoing is to require PCS Edventures!.com to the extent permitted by law to indemnify the officers, directors, employees and agents of PCS Edventures!.com for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of PCS Edventures!.com, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling PCS, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy and unenforceable. See section entitled "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".

Item 25. Other Expenses of Issuance and Distribution

      We estimate that our expenses in connection with this registration statement will be as follows:

            Securities and Exchange Commission registration fee   $ 1,000
            Legal fees and expenses                                55,000
            Accounting fees and expenses                            3,000
            Printing                                                3,000
            Miscellaneous                                           3,000
                                                                 ----------
             Total                                                $65,000
                                                                 ==========

Item 26. Recent Sales of Unregistered Securities

      During the last three years, PCS Edventures!.com, Inc. sold the securities listed below in unregistered transactions. Each of the sale was sold in reliance on the exemption provided for in Section 4(2) of the Securities Act of 1933, as amended. No underwriting fee or other compensation was paid in connection with the issuance of shares except as described in Footnote 1. All of the shares listed as issued are calculated on a post split basis.

                                                                            Consideration
               Name                     Date            Shares Issued           Paid
-------------------------------------------------------------------------------------------
James B.  Blair Pension Trust         12/17/97              20,000            100,000
Howell Trumbo                         12/17/97               2,000             10,000
Gretchen Klein                        12/17/97               3,000                (1)
Thomas E.  Zemlicka                   12/17/97              22,000                (2)
James D.  Holladay                    12/17/97               8,000             40,000
Dawn Graves                           12/17/97               1,000              5,000
Robert O.  Grover                     12/17/97              20,000                (1)
Heidi Grover                          12/17/97                 500                (1)
Sarah Kelly-Chase                     12/17/97               2,000                (1)
Steve Napolitano                      12/17/97               1,000                (1)
Saliesh Smith                         12/17/97               5,000                (1)
Suzanne Hass                          12/17/97                 200                (1)
Janet Gibson                          12/17/97               2,000                (1)
Renee Slonaker                        12/17/97               2,000                (1)
David Chase                           12/17/97               5,000                (1)
David T.  Zemlicka                    12/17/97               1,000                (1)
Larry Chariton                        12/17/97               5,000                (1)
David Englund                         12/17/97               3,000                (1)
J.B. Evans                            12/17/97               1,000                (1)
Erica A. Compton                      12/17/97               5,000                (1)
Patrick Mitchell                      12/17/97               2,000                (1)
Jeffrey D. Craig                      12/17/97               5,000                (1)
James D. Baratta                      12/17/97               1,000                (1)
Michael K.D. Borella                  12/17/97                 500                (1)
Felipe James Dunn                     12/17/97                 200                (1)
Charlotte Hahn                        12/17/97               1,000                (1)
Jason J. Paruta                       12/17/97               2,000                (1)
Gina L. Radtke                        12/17/97                 500                (1)
Jennifer L. Urquhart                  12/17/97                 100                (1)
Sheryl Tolonen                        12/17/97                 200                (1)
Allyson Tyrian                        12/17/97                 500                (1)
Sean or Amy Adams                     12/17/97               2,000             10,000
John W.  Pannell                      12/17/97               3,000                (1)
Richard A.  Alva                      12/17/97               3,000                (1)
Adam H.  Dixon                        12/17/97                  20                (1)
Justin R.  Mayfield                   12/17/97                 300                (1)
Tom M.  Medes                         12/17/97                  20                (1)
Warren Black                          12/17/97               5,000                (1)
Andy Agar                             12/17/97               2,000             10,000
Jason Eddy                            12/17/97               1,000                (1)
Richard Wright                        12/17/97               1,000                (1)
Kelly Shepard                         12/17/97                 500                (1)
Nathan Chen                           12/17/97                 500                (1)
Kyle Albert                           12/17/97                 550                (1)
Jon Claybaugh                         12/17/97                  20                (1)
Andrew Hamblin                        12/17/97                  20                (1)
Seth Duesman                          12/17/97                  50                (1)
James Massey                          12/17/97                  20                (1)


Len Anderson                          12/17/97                 100                (1)
David Habben                          12/17/97                  50                (1)
Robert A. Prindiville                  1/29/98              20,000            100,000
Saliesh Smith                          1/29/98               5,000                (1)
Brent Fox                              3/9/98                6,667             50,000
MSC Corporation                        3/9/98                4,000             10,000
Saliesh Smith                          3/9/98                2,000                (1)
DJ Farley, fbo Profit Sharing - FSB    5/4/98                3,334                (2)
Robert or Jean Ritter, Trustee         9/1/98                2,000              5,000
Jim Ritter                             9/1/98                2,000              5,000
Frederick W.  Stohr                    9/1/98                2,000              5,500
Keith D.  Stein                        9/1/98               10,000             25,000
Lorentzen Family Trust                 9/1/98                1,000              2,500
Sean or Amy Adams                      9/1/98                  120                300
David Englund                          9/1/98                1,730                (1)
Cliff Davenport                        9/1/98               26,000             65,000
Robert A.  Prindiville                 9/1/98               10,000             25,000
Saliesh Smith                          9/1/98                5,000                (1)
Anthony A.  Maher                      9/1/98                  660                (1)
Anthony A.  Maher                      12/7/98              99,000             64,000
DJ Farley fbo Profit Sharing - FSB     12/7/98              40,000             20,000
Brent Fox                             12/15/98              20,000             10,000
Wayne F.  DeMeester                   12/15/98              15,000              7,500
Ritter Family Trust                   12/15/98              10,000              5,000
Jim Ritter                            12/15/98              10,000              5,000
Sam and Marilyn Trozzo, Trustees      12/15/98              20,000             10,000
David and Jama Fox                    12/15/98              20,000             10,000
Kit B. Svee                           12/15/98              20,000             10,000
Jill M. Svee                          12/15/98              20,000             10,000
Kerry Svee-Reif                       12/15/98              20,000             10,000
LJHS Company                          12/15/98              20,000             10,000
James V.  Hawkins                     12/22/98              20,000             10,000
Chris LaRocco                           4/7/99               5,000                (4)
David Chase                             4/7/99              20,000                (1)
Sam and Marilyn Trozzo, Trustees       5/19/99             140,000             35,000
Trozzo Charitable Remainder            5/19/99             100,000             25,000
William A.  Coolidge                   5/19/99              60,000             15,000
Gayle F.  Anderson (FBO)               5/19/99              40,000             10,000
Jack and Barbara Monroe, Trustee       5/19/99              40,000             10,000
Gary Flack                             5/19/99              20,000              5,000
James D.  Holladay                     5/19/99              50,000             12,500
Robert E.  Ritter                      5/19/99              10,000              2,500
Terry and Sally Hanson                 5/19/99              10,000              2,500
David and Jama Fox                     5/19/99              10,000              2,500
James V.  Hawkins                       6/3/99              40,000             10,000
Donald J.  Farley                       6/3/99              13,667                (2)
Richard E.  Bean                       6/22/99             100,000             25,000
D.J. Farley Profit Sharing - FSB       6/23/99              60,000             15,000
Malcolm Davenport                      6/23/99              20,000              5,000
Anthony A.  Maher                      6/23/99              60,000             15,000
Roy M. & Marian G.  Svee, Trustees of  6/23/99              40,000             10,000
 the Roy M. and Marian G. Svee
 Family Trust
Thomas E.  Zemlicka                    6/23/99              72,000                (2)

Sam and Marilyn Trozzo, Trustees       6/23/99              43,000               (4)
Ronald T. Davis, Trustee, R.T.D.       7/14/99              40,000            10,000
Brent Fox                              7/22/99              80,000            20,000
Richard Wright                         7/22/99              20,000               (1)
James R. or Norma J. Nugent, Trustees  7/22/99              80,000            20,000
Robert O. Grover                       7/22/99            79,480.2               (1)
Anthony A. Maher                       8/18/99              40,000               (1)
Donald J. Farley                       8/18/99              40,000               (2)
Roy M.  Svee                           8/18/99              40,000               (2)
Cliff Davenport                        8/18/99              40,000               (2)
Thomas E.  Zemlicka                    8/18/99              40,126               (2)
Richard E.  Bean                        9/1/99             100,000            25,000
Pat Mitchell                            9/1/99              15,000               (1)
Lorentzen Family Trust                  9/1/99               6,000             1,500
Roy and Rose Borone, Trustee            9/1/99             100,000            25,000
Ranae Wenger                            9/1/99               5,000               (1)
Jennifer Dixon                          9/1/99               5,000               (1)
Bankers Investment Group, Ltd.         9/15/99             400,000           100,000
Roy and Marian Svee, Trustees          11/8/99              50,000            10,000
Ronald Everson                         11/8/99              92,000            23,000
Kent Christensen                       12/7/99              13,334               (1)
Robert O.  Grover                     12/17/99              15,000               (1)
Kent Christensen                      12/17/99              10,000               (1)
David Chase                           12/17/99              10,000               (1)
Patrick Mitchell                      12/17/99              10,000               (1)
Richard Wright                        12/17/99              10,000               (1)
Ranae Wenger                          12/17/99               3,000               (1)
Jennifer Dixon                         1/17/99               3,000               (1)
Andrew Hamblin                        12/17/99               2,000               (1)
Justin R.  Mayfield                   12/17/99               4,000               (1)
International Capital Group, Ltd.     12/17/99              10,000               (4)
Roy and Marian Svee, Trustees         12/17/99              90,000               (2)
Donald J.  Farley, FSB fbo            12/17/99              60,000               (2)
Anthony A.  Maher                     12/17/99              60,000               (2)
Anthony A.  Maher                     12/20/99              40,000               (2)
Gayle Anderson, Trustee                4/17/00              37,037        27,777.75
Scott and Michelle LaBear, Jt Wros     4/17/00              22,222        16,666.50
Joseph R. Smith, IRA - First Union Sec.4/17/00             100,000           75,000
Equity Advisors International          4/17/00              50,000           37,500
James R. Chapman                       4/17/00              97,778        73,333.50
Technology Literacy Group, Inc.        4/17/00              74,075        55,556.25
Cecil D. Andrus                        4/17/00          123,333.40               (2)
James R. Gaul                          4/28/00              74,074           50,000
Stewart I. Perim                       4/28/00              21,111           14,250
Peter S. Richards                      4/28/00              37,500        25,312.50
Shannon Soulsby                         5/5/00             100,000               (1)
Trent G. Rencher                        5/5/00             100,000           67,500
John E. Richards                        5/5/00              37,500           25,312
Ritter Family Trust                     6/2/00              10,000            6,750
Loretta I. Cook                        6/12/00               1,000               (3)
Mark E. Stutzman                       6/12/00               1,000               (3)
Thomas M. Tice                         6/12/00               1,000               (3)
Symbion, Ltd.                          6/12/00               9,000               (3)
Equity Advisors International          6/12/00               6,666               (3)

Halverson, Ronald and Valerie, Co-     6/12/00              40,000           30,000
  Trustees
International Capital Group Ltd.        8/4/00              50,000               (4)
Douglas W.  Miller                      8/4/00               7,000               (3)
Dan Sevier                              8/4/00               1,000               (3)
Allan J. Kupczak                       9/15/00              66,667        50,000.25
Ryan Canning                           9/15/00               8,000            6,000
Gene R. & Sara A. Whitlow Family Trust 9/15/00              12,000            9,000
Robert F. and Betty C.  Mitchell       9/15/00              53,333        39,999.75
Kevin Denison                          9/15/00              12,000            9,000
Mark E. Urness                         9/15/00              33,333        24,999.75
Dwayne J. Denison                      9/15/00              13,000            9,750
Evan Hathaway                          9/15/00              72,000           54,000
Reed J. Bowen, Jr.                     9/15/00              72,000           54,000
Kirk J. Moser                          9/15/00              23,266        17,449.50
International Capital Group Ltd.       9/15/00               5,000               (4)
Joseph R.  Smith IRA - First Union Sec.9/15/00              50,000           37,500
Jerry H.  Canning                      9/15/00               8,000            6,000
Andrew Aeling fbo-First Trust Corp.    9/15/00               6,667         5,000.25
Thomas K.  and Liesbeth L. Benedict    9/15/00              12,000            9,000
Mark S.  Boland                        9/15/00              12,000            9,000
Charles L.  Bradley                    9/15/00              16,000           12,000
Thomas S.  Brower                      9/15/00               4,000            3,000
Trevor Brown, Inc.  Pension Plan       9/15/00              12,000            9,000
Trevor Brown, Inc.  Pension Plan       9/15/00               6,667         5,000.25
John C.  Bult Trust                    9/15/00               6,000            4,500
Judy Conger Calder                     9/15/00               2,000            1,500
Coghlan Family Corporation, John R.    9/15/00              30,000           22,500
Coghlan, President
Coogan Family Ltd. P/S, John S. Coogan 9/15/00              12,000            9,000
Jr., Gen.
Carl S. Derwig                         9/15/00              10,000            7,500
John Duda                              9/15/00              50,000           37,500
Daniel T. Gluch                        9/15/00               8,400            6,300
Thomas R. and Anita L. Gluch           9/15/00               4,000            3,000
Greeley Orthodontic Center Profit      9/15/00              12,000            9,000
  Sharing
Walter Hinckfoot, Jr. Living Trust     9/15/00              14,000           10,500
Walter Hinckford, Jr.  Living Trust    9/15/00              10,000            7,500
Donald Ingalls, Trustee                9/15/00               6,667         5,000.25
Jensen Orthodontic Center - Profit     9/15/00              15,000           11,250
  Sharing
Jeffrey E.  and Miriam M.  Joyce       9/15/00              12,000            9,000
Kimball Family Trust                   9/15/00              60,000           45,000
Geoffrey Kopecky                       9/15/00              12,000            9,000
Armand LaSorsa fbo - First Trust Corp. 9/15/00               8,000            6,000
Leon and Elba Manfredi                 9/15/00               6,000            4,500
Mechling Family Trust                  9/15/00              12,000            9,000
John Montfort                          9/15/00              26,667        20,000.25
Norman R. Morris Living Trust          9/15/00              10,000            7,500
Robert G.  Niederkom Irrevocable Trust 9/15/00              20,000           15,000
Diana Nichols                          9/15/00              13,333         9,999.75
Clifford Nichols fbo - First Trust Co. 9/15/00              16,000           12,000
Dennis R.  Shinn and Karen Brilland    9/15/00              12,000            9,000

Henry and Nellie M. Stuit Revocable    9/15/00              12,000            9,000
  Trust
Diane Stump                            9/15/00               6,000            4,500
Mike Vander Plaats fbo-First Trust Co. 9/15/00               4,000            3,000
Robert Wegner fbo - First Trust Co.    9/15/00              16,000           12,000
Michael H.  Yokoyama and Jaye S.       9/15/00              12,000            9,000
  Venturi
Douglas W.  Miller                    10/16/00               4,948               (3)
Dan Sevier                            10/16/00               1,057               (3)
Tom Donovan                           10/16/00               4,000               (3)
Thomas E.  Thompson                   10/16/00               2,316               (3)
Symbion, Ltd.                         10/16/00               5,133               (3)
Loretta I.  Cook                      10/16/00                 500               (3)
Thomas M.  Tice                       10/16/00                 567               (3)
Ryan Cravens                          10/16/00                 942               (3)
James Boston                          10/16/00                 537               (3)
John G.  Ariko, Jr.  Revocable Living 10/16/00              20,000           15,000
  Trust
Richard K. and Polly L. Ball, Co-     10/16/00               6,000            4,500
  Trustees
Marcella D.  Barnhort, Trustee        10/16/00              12,000            9,000
Barr Asset Family Ltd.  Partnership   10/16/00               3,000            2,250
Ron C.  Berg                          10/16/00               2,000            1,500
Alan and Leslie Berlinberg, Trustees  10/16/00               6,667         5,000.25
Jeffrey T.  Canning                   10/16/00               4,000            3,000
Joseph L. Draskovich, First Trust     10/16/00              10,000            7,500
  Corp. fbo
Robert L.  and Connie T.  Dye         10/16/00              12,000            9,000
Robert D.  and Rita Y. Ervin, Co-     10/16/00              12,000            9,000
  Trustees
David R.  and Alice M.  Evers         10/16/00              16,000           12,000
Todd Gluch                            10/16/00            1,333.33            1,000
Josie Gluch                           10/16/00            1,333.33            1,000
Tyra Gluch                            10/16/00            1,333.33            1,000
D.  Hall Investments, L.L.C.          10/16/00               8,000            6,000
Ronald and Valerie Halverson, Co-     10/16/00              35,000           26,250
  Trustees
Frederick Z. Herr                     10/16/00              30,000           22,500
Robert E.  Hinman                     10/16/00               3,000            2,250
Vance L.  Kalcic                      10/16/00               8,000            6,000
Charles Kovaleski, First Trust Corp.  10/16/00              10,000            7,500
Chuck Leal                            10/16/00               7,000            5,250
Steven Levy                           10/16/00               8,000            6,000
R.C. Luker Construction Defined       10/16/00              12,000            9,000
  Benefit fbo
Leon and Elba Manfredi                10/16/00               4,000            3,000
Mechling Family Trust                 10/16/00               4,000            3,000
Richard T.  Press, First Trust Corp.  10/16/00              13,096            9,822
Ratliff Investments                   10/16/00              10,000            7,500
Karen G. Reardon                      10/16/00               5,000            3,750
Robert E.  Rigert                     10/16/00               5,000            3,750
Hazen A. and Joseph Sandwick          10/16/00              12,000            9,000
  Revocable Trust
Annette Simons and Mark Sullivan      10/16/00               4,000            3,000

Stephen G. Smith                      10/16/00              10,000            7,500
Swiss American, Inc.                  10/16/00              67,000           50,250
Thomas E. Thompson                    10/16/00              43,333        32,499.75
Bruce Unsworth, First Trust Corp. fbo 10/16/00              12,000            9,000
John R. Ureel                         10/16/00              12,000            9,000
Jerome T. Usails, First Trust Corp.   10/16/00              33,392           25,044
Mike Vander Plaats fbo - First Trust  10/16/00            2,666.67            2,000
Robert and Sally Veazey               10/16/00               4,000            3,000
Johnny Warren                         10/16/00               4,000            3,000
Gary R. Weber, Trustee                10/16/00               6,000            4,500
Steve Womack                          10/16/00              10,000            7,500
Daniel Andrzejek, First Trust Corp.   10/16/00            5,333.33            4,000
Don M. Barnes                         10/16/00               6,000            4,500
Trace G.  Barnes                      10/16/00               6,000            4,500
Brian Dusseault, First Trust Corp.    10/16/00               3,600            2,700
Ralph M. and Rita J. Eisenmann,       10/16/00               4,000            3,000
  Trustees
George R. Jarkesy, Jr.                10/16/00               6,700            5,025
Armand LaSorsa fbo - First Trust Corp.10/16/00               8,000            6,000
Fred L.  Prevost                      10/16/00              20,000           15,000
Allen Reuben, M.D. P.A.               10/16/00               6,000            4,500
Dan Sevier                            10/16/00               4,000            3,000
Ilene Canning                         10/16/00               4,000            3,000
Nathan Pugmire                        10/16/00              20,000           15,000
Richard F.  Schmidt                   10/16/00              50,000               (4)
Loretta I.  Cook                      10/16/00              10,000              100
Steve Cook                            10/16/00                 505             5.05
Ryan Cravens                          10/16/00               6,089            60.89
Lois C.  Hull                         10/16/00               1,405            14.05
Nerese S. Crayton                     10/16/00               1,405            14.05
Randy P.  Masciarelli                 10/16/00                 703             7.03
Douglas W.  Miller                    10/16/00              29,869           298.69
Mark Miller                           10/16/00               3,000            30.00
Dan Sevier                            10/16/00              35,670           356.70
Frank S.  Mascari                     10/16/00                 500             5.00
Richard D.  Simpson                   10/16/00               2,810            28.10
Eric M.  Tice                         10/16/00                 400             4.00
Lauren M.  Tice                       10/16/00                 400             4.00
Thomas M.  Tice                       10/16/00              10,019           100.19
Symbion Ltd.                          10/16/00              56,670           566.70
Thomas E. Thompson                    10/16/00              16,653           166.53
Debbie A. Tice                        10/16/00                 703             7.03
Tammy Deboe                           10/16/00                 703             7.03
Mary DeMarco                          10/16/00                 703             7.03
Roy and Marian Svee, Co-Trustees      10/16/00             500,000               (5)
Anthony A.  Maher                     10/16/00             500,000               (5)
Donald J. Farley                      10/16/00             500,000               (5)
George R.  Jarkesy, Jr.               10/16/00             100,000               (4)
Nathan and Kristen Pugmire             11/2/00              37,037        27,777.75
Russell B.  Geyser                     11/2/00              50,000               (6)
Russell B.  Geyser                     11/2/00              50,000               (6)
Russell B.  Geyser                     11/2/00              30,000               (6)
Russell B.  Geyser                     11/2/00              30,000               (6)
Russell B.  Geyer                      11/2/00              15,000               (6)

Cliff Papik                            11/2/00              10,000               (6)
Elaine Montemarano                     11/2/00              10,000               (6)
Jeff Block                             11/2/00               5,000               (6)
Art Beroff                             11/2/00             100,000               (4)
Art Beroff, Custodian for David Beroff 11/2/00              12,500               (4)
Art Beroff, Custodian for Ilana Beroff 11/2/00              12,500               (4)
Frank S.  Mascari                      11/2/00               6,448            64.48
James Boston                           11/8/00               3,015            30.15
George R.  Jarkesy, Jr.                11/8/00               8,291            82.91
International Capital Group Ltd.       11/8/00               7,200            72.00
Brent Fox                             12/20/00              22,222           15,000


(1) These shares of common stock were issued to employees for services at the rate of $5.00 per share.

(2) These shares of common stock were issued to members of the Board of Directors at the rate of $0.25 per share.

(3) These shares of common stock were issued to employees of Capital Growth for commissions at the rate of $0.75 per share.

(4) These shares of common stock were issued as a result of a consulting agreement at the rate of $0.25 per share.

(5) These shares of common stock were issued to members of the Board of Directors for services at the rate of $0.25 per share.

(6) These shares of common stock were issued for the purchase of the assets of Senior Driver at the rate of $0.25 per share.

Item 27.  Exhibits.

      The following exhibits are filed as part of this registration statement. Exhibit numbers correspond to the exhibit requirements of Regulation S-B.

      Exhibit
      Number  Description

       3.1    Articles of Incorporation of PCS Edventures!.com, Inc.
       3.2    Amendment to Articles of Incorporation
       3.3    Amendment to Articles of Incorporation - Forward Split
       3.4    Bylaws of PCS Edventures!.com, Inc.
       4.1    Specimen common stock certificate.
       5.1    Opinion Regarding Legality and Consent - Cohne, Rappaport & Segal
      10.1    Office Lease
      10.2    ZAPME! Agreement
      23.1    Consent of HJ & Associates, L.L.C.
      24.1    Power of Attorney (Included on Signature Page)
   -----------

Item 28.  Undertakings.

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

            (i) include any prospectus required by Section 10 (a) (3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement, and

             (iii) include any additional or changed material information with respect to the plan of distribution.

      2. That for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That for the purpose of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

      Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issuer.

                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Boise, State of Idaho on December 29, 2000.

                                   PCS EDVENTURES!.COM, INC.


                                   By  /s/ Anthony A. Maher
                                   -----------------------------
                                   Anthony A. Maher
                                   Chief Executive Officer
                                   Principal Executive Officer


                                    By   /s/ Richard F. Schmidt
                                   ------------------------------
                                    Richard F. Schmidt
                                    Chief Financial Officer
                                    Principal Financial Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony A. Maher and Robert F. Schmidt, and either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Date                 Title                Signature
    -------              -----------------   ---------------------------------

December 29, 2000          CEO and            /s/ Anthony A.  Maher
                           Director               Anthony A.  Maher

December 29, 2000          Secretary and     /s/  Donald J.  Farley
                           Director               Donald J. Farley

December 29, 2000          Treasurer and     /s/  Roy M.  Svee
                           Director               Roy M. Svee

December 29, 2000          Director          /s/  Cecil D. Andrus
                                                  Cecil D. Andrus

                                 EXHIBIT INDEX

      Exhibit
      Number      Description
     ---------   --------------
       3.1        Articles of Incorporation of PCS Edventures!.com, Inc.
       3.2        Amendment to Articles of Incorporation
       3.3        Amendment to Articles of Incorporation - Forward Split
       3.4        Bylaws of PCS Edventures!.com, Inc.
       4.1        Specimen common stock certificate.
       5.1        Opinion Regarding Legality and Consent - Cohne, Rappaport &
                  Segal
      10.1        Office Lease
      10.2        ZAPME! Agreement
      23.1        Consent of HJ & Associates, L.L.C.
      24.1        Power of Attorney (Included on Signature Page)